Exhibit 99.1

Execution Copy

INVESTMENT AGREEMENT

by and among

GS PARTHENON A, L.P.,

GS PARTHENON B, L.P.

and

THE FIRST MARBLEHEAD CORPORATION

Dated as of December 21, 2007

i

		Page

Section 9.15.	Use of the Company’s Name and Logo	55
Section 9.16.	Disclosure Schedules	55
Section 9.17.	Arm’s Length Transactions	55
Section 9.18.	No Presumption	56

EXHIBITS

A-1	Form of Series A Certificate of Designations

A-2	Form of Series B Certificate of Designations

B	Form of Registration Rights Agreement

C-1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP (Initial Closing)

C-2	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP (Subsequent Closing)

D	Press Release

v

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (the “Agreement”), dated as of December 21, 2007, by and between GS Parthenon A, L.P., a Delaware limited partnership (“Purchaser A”), GS Parthenon B, L.P., a Delaware limited partnership (“Purchaser B”) (each of Purchaser A and Purchaser B, individually, a “Purchaser” and collectively, the “Purchasers”) and The First Marblehead Corporation, a Delaware corporation (the “Company”).  Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, Purchasers have agreed to purchase, and the Company has agreed to sell, subject to the terms and conditions of this Agreement, Preferred Stock;

WHEREAS, the Company and Purchasers desire to set forth certain agreements herein.

NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

Definitions

Section 1.01.       Definitions

(a)           Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act.

“Ancillary Documents” shall mean the Series A Certificate of Designations, the Series B Certificate of Designations, the Equity Commitment Letters and the Registration Rights Agreement.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

“Company ESPP” shall mean the Company’s 2003 Employee Stock Purchase Plan.

“Company Material Adverse Effect” shall mean any change, event, circumstance or development that has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, or any change, event, circumstance or development resulting or arising from the following, shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect (but, in the case of clauses (i), (ii), (iii) and (iv) below, only to the extent that such changes, events, circumstances or developments do not have a materially disproportionate adverse effect on the Company and its Subsidiaries relative to other participants in the industries or markets in which they operate):

(i)            political or economic factors, or changes thereto, affecting global, national or regional political conditions, economies or financial markets, or any acts of war or terrorism;

(ii)           factors generally affecting the industries or markets in which the Company operates;

(iii)          changes in law, rules or regulations or the interpretation thereof, including changes adopted or proposed relating to affecting the education finance industry;

(iv)          changes in generally accepted accounting principles, regulatory accounting requirements or the interpretation thereof;

(v)           to the extent disclosed to Purchasers prior to the date of this Agreement, any fees or expenses incurred in connection with the Transactions;

(vi)          any failure by the Company to meet any projections, guidance, estimates, forecasts or milestones or published financial or operating predictions (including without limitation the consummation of any proposed Securitization Transaction) for or during any period ending (or for which results are released) on or after the date hereof (but not the underlying causes of such failure unless otherwise excluded under any other clause of this definition); and

(vii)         a decline in the price of the Company Common Stock (but not the underlying causes of such decline unless otherwise excluded under any other clause of this definition).

“Company Stock Options” shall mean any options to purchase Company Common Stock.

“Company Stock Plans” shall mean any stock option plans or other equity-related plans of the Company.

“Company’s Knowledge” shall mean the actual knowledge of the individuals identified in Section 1.01(a) of the Company Disclosure Schedule.

“DSU” shall mean a vested award providing for delivery of shares of Company Common Stock pursuant to a Company Stock Plan in the future.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Person” or “person” shall mean an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Registration Rights Agreement” shall mean the duly executed Amended and Restated Registration Rights Agreement in the form attached as Exhibit B to this Agreement.

“RSU” shall mean an award of a right to shares of Company Common Stock pursuant to a Company Stock Plan that is subject to vesting.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Well Capitalized” shall mean maintaining “Well Capitalized” status within the meaning of 12 U.S.C. 1831(o) (as in effect on the date hereof) as determined by the appropriate Banking Authority.

(b)           Table of Location of Definitions for Defined Terms.

Term	Section
Affiliate	Section 1.01(a)
Agreement	Preamble
AJCA	Section 3.14(j)
Ancillary Documents	Section 1.01(a)
Antitrust Laws	Section 3.04(c)
Banking Authority	Section 3.24
Bankruptcy and Equity Exception	Section 3.04(a)
Bankruptcy Code	Section 3.22(a)
Beneficial Ownership	Section 6.06(b)
Business Day	Section 1.01(a)
By-laws	Section 3.01
Cap	Section 9.08(d)
Certificate of Incorporation	Section 2.01(a)
Code	Section 3.08(c)
Company	Preamble
Company Balance Sheet	Section 3.05(b)
Company Board	Section 3.04(a)
Company Common Stock	Section 3.02(a)
Company Disclosure Schedule	Article III
Company Employee Plans	Section 3.14(a)
Company ESPP	Section 1.01(a)
Company Indemnitees	Section 9.08(b)
Company IP	Section 3.10(f)
Company Leases	Section 3.09(b)

Term	Section
Company Material Adverse Effect	Section 1.01(a)
Company Material Contract	Section 3.11(a)
Company Permits	Section 3.16
Company Preferred Stock	Section 3.02(a)
Company Stock Options	Section 1.01(a)
Company Stock Plans	Section 1.01(a)
Company’s Knowledge	Section 1.01(a)
Confidentiality Agreement	Section 6.02
Contract	Section 3.04(b)
Copyrights	Section 3.10(a)
Customer Information	Section 3.10(i)
Deductible	Section 9.08(d)
DGCL	Section 3.02(f)
DSU	Section 1.01(a)
Employee Benefit Plan	Section 3.14(a)
Environmental Law	Section 3.13(b)
Equity Commitment Letters	Section 4.03(a)
ERISA	Section 3.14(a)
ERISA Affiliate	Section 3.14(a)
Exchange Act	Section 1.01(a)
Excluded New Securities	Section 6.12(a)
FDIC	Section 3.03(c)
409A Authorities	Section 3.14(j)
GAAP	Section 1.01(a)
Governmental Entity	Section 3.04(c)
Hazardous Substance	Section 3.13(c)
HSR Act	Section 3.04(c)
Indemnified Parties	Section 9.08(f)
Indemnifying Party	Section 9.08(f)
Initial Closing	Section 2.01(a)
Intellectual Property	Section 3.10(a)
Internal Controls	Section 3.05(e)
IRS	Section 3.08(b)
IT Systems	Section 3.10(k)
License Agreement	Section 3.10(b)
Liens	Section 3.04(b)
Loss	Section 9.08(a)
New Issuance Notice	Section 6.12(a)
New Securities	Section 6.12(a)
Nonqualified Deferred Compensation Plan	Section 3.14(j)
NYSE	Section 6.14
Ordinary Course of Business	Section 3.02(g)
OTS	Section 3.05(a)
Ownership Limit	Section 6.06(a)
Patents	Section 3.10(a)

Term	Section
Person or person	Section 1.01(a)
Pre-Closing Period	Section 5.01
Preferred Stock	Section 2.01(b)
Proportionate Percentage	Section 6.12(b)
Proposed Price	Section 6.12(a)
Publicly Available Software	Section 3.10(j)
Purchased Securities	Section 6.17
Purchase Price Cap	Section 2.01(b)
Purchaser or Purchasers	Preamble
Purchaser A	Preamble
Purchaser B	Preamble
Purchaser Affected Parties	Section 6.15
Purchaser Director	Section 6.11(a)
Purchaser Disclosure Schedule	Article IV
Purchaser Indemnitees	Section 9.08(a)
Purchaser Material Adverse Effect	Section 4.01
Registration Rights Agreement	Section 1.01(a)
Reports	Section 3.05(a)
Residual Securities	Section 3.21(d)
RSU	Section 1.01(a)
Sarbanes-Oxley Act	Section 3.05(c)
SEC	Section 3.05(a)
SEC Reports	Section 3.05(a)
Securities Act	Section 1.01(a)
Securitization Disclosure Documents	Section 3.21(b)
Securitization Transactions	Section 3.21(a)
Securitization Trust	Section 3.03(a)
Series A Certificate of Designations	Section 2.01(a)
Series B Certificate of Designations	Section 2.01(b)
Series B Purchase Price	Section 2.01(b)
Software	Section 3.10(a)
Sponsors	Section 4.03(a)
Subsequent Closing	Section 2.01(b)
Subsequent Closing Date	Section 2.01(b)
Subsidiary	Section 3.03(a)
Takeover Laws	Section 3.19
Tax Returns	Section 3.08(a)
Taxes	Section 3.08(a)
Trademarks	Section 3.10(a)
Trade Secrets	Section 3.10(a)
Transactions	Section 3.04(a)
UFSB	Section 3.03(c)
Voting Securities	Section 6.06(b)
WARN Act	Section 3.17(d)
Well Capitalized	Section 1.01(a)

Section 1.02.       General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

Sale and Purchase of the Company Common Stock and Preferred Stock

Section 2.01.       Initial Closing and Subsequent Closing.

(a)           On the date hereof, in reliance on the representations and warranties hereinafter set forth, (1) the Company will sell to Purchaser A and Purchaser A will purchase from the Company, 7,676 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and (2) the Company will sell to Purchaser B and Purchaser B will purchase from the Company, 52,124 shares of the Series A Preferred Stock, in each case free and clear of all Liens and for a purchase price of $1,000 per share.  The purchase of such shares of Series A Preferred Stock (the “Initial Closing”) shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP at 60 State Street, Boston, Massachusetts.  The Series A Preferred Stock will have the designations, relative rights, preferences and limitations set forth in the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Certificate of Designations in the form attached hereto as Exhibit A-1 (the “Series A Certificate of Designations”).  At the Initial Closing (i) the Company shall duly file the Series A Certificate of Designations with the Secretary of State of Delaware, (ii) the Company will deliver to Purchasers certificates for such shares of Series A Preferred Stock registered in the name of the applicable Purchaser; (iii) Purchasers, in full payment for such shares of Series A Preferred Stock, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the aggregate amount of $59,800,000; (iv) the Company, Purchasers and the other parties to the Registration Rights Agreement will each execute and deliver such Registration Rights Agreement; (v) the Company shall deliver to Purchasers a certificate, dated the date of this Agreement, signed by its chief executive officer and its chief financial officer, to the effect that the representations and warranties of the Company set forth in this Agreement are true and correct (except (A) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (B) (1) in the case of the representations and warranties of the Company set forth in Section 3.02, where the failure to be true and correct, individually or in the aggregate, is not material and (2) in the case of the other representations and warranties of the Company in this Agreement (other than in Section 3.07(b)), where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect); (vi) each Purchaser shall deliver to Company a certificate, dated the date of this Agreement, signed by an executive officer, to the effect that the representations and warranties of such Purchaser set forth in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date); and (vii) Purchasers shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, a written opinion dated as of the date hereof and addressed to Purchasers in the form attached hereto as Exhibit C-1.

(b)           In reliance on the representations and warranties hereinafter set forth and subject to the conditions in Article VII of this Agreement, (1) the Company will sell to Purchaser A and Purchaser A will purchase from the Company, 25,761 shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), and (2) the Company will sell to Purchaser B and Purchaser B will purchase from the Company, 174,934 shares of the Series B Preferred Stock, in each case free and clear of all Liens and for a purchase price of $1,000 per share (the “Series B Purchase Price”); provided, however, that if the amount equal to (x) the aggregate Series B Purchase Price to be paid by the Purchasers for the Series B Preferred Stock plus (y) $59,800,000 would exceed twenty-five (25%) of the total stockholders’ equity of the Company for purposes of 12 C.F.R. §574.4, taking into account an increase in stockholders’ equity resulting from the purchase of the Preferred Stock by Purchasers (the “Purchase Price Cap”), the number of shares of Series B Preferred Stock to be purchased and sold pursuant to this Section 2.01(b) shall be reduced pro rata between Purchaser A and Purchaser B such that the aggregate Series B Purchase Price to be paid by the Purchasers does not exceed the Purchase Price Cap; provided, further, that if, between the date hereof and the Subsequent Closing, the Company declares, sets aside or pays any cash dividends on, or makes any other distributions in cash in respect of, any of the Company Common Stock (other than the $0.12 per share dividend announced on December 7, 2007), or establishes a record date with respect to any of the foregoing and such record date is on or after the date hereof and prior to the Subsequent Closing, the Series B Purchase Price with respect to each share of Series B Preferred Stock purchased and sold pursuant to this Agreement shall be reduced to an amount equal to the product of (i) one thousand multiplied by (ii) the amount equal to (A) $15.00 minus the aggregate per share amount of such cash dividends and distributions, divided by (B) $15.00.  The Series B Preferred Stock will have the designations, relative rights, preferences and limitations set forth in the Certificate of Incorporation and the Certificate of Designations in the form attached hereto as Exhibit A-2 (the “Series B Certificate of Designations”).  In the event the Purchase Price is reduced pursuant to this Section 2.01(b) as result of any cash dividends or distributions on the Company Common Stock, the Stated Value (as defined in the Series B Certificate of Designations) shall be reduced to equal the Series B Purchase Price, as so reduced, and the Conversion Price (as defined in the Series B

Certificate of Designations) shall be reduced by an amount equal to the aggregate per share amount of such cash dividends and distributions.  The purchase and sale of the Series B Preferred Stock hereunder (the “Subsequent Closing”) shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10 a.m. local time, on the fifth Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those conditions to be satisfied at the Subsequent Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Subsequent Closing), or at such other time and place as the parties may agree in writing (the date that the Subsequent Closing occurs, the “Subsequent Closing Date”).  At the Subsequent Closing: (i) the Company will deliver to each Purchaser certificates for the applicable Series B Preferred Stock registered in the name of such Purchaser; (ii) Purchasers, in full payment for the Series B Preferred Stock, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the amount of the purchase price to be paid hereunder pursuant to this Section 2.01(b); and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VII.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Purchasers that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to Purchasers and dated as of the date of this Agreement (the “Company Disclosure Schedule”).  All representations and warranties regarding UFSB with respect to dates or periods prior to December 1, 2006 are made only to the Knowledge of the Company.

Section 3.01.       Organization, Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect.  The Company has made available to Purchasers prior to the date hereof complete and accurate copies of its Certificate of Incorporation and by-laws (the “By-laws”).

Section 3.02.       Capitalization.

(a)           The authorized capital stock of the Company as of the date of this Agreement consists of 250,000,000 shares of common stock, $0.01 par value per share, (“Company Common Stock”) and 20,000,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock”).  The rights and privileges of each class of the Company’s capital stock are as set forth in the Certificate of Incorporation.  At the close of business on December 19, 2007, (i) 93,500,871 shares of Company Common Stock were issued and outstanding and (ii) no shares of Company Preferred Stock were issued or outstanding.  Except to the extent adjusted pursuant to the first proviso of Section 2.01(b), the shares of Company Common Stock issuable upon conversion of the Preferred Stock to be issued to Purchasers under this Agreement shall represent 19.99% of the issued and outstanding shares of Company Common Stock as of the date of this Agreement, before giving effect to any shares issuable upon conversion of the Preferred Stock to be issued under this Agreement to Purchasers.

(b)           Section 3.02(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of December 19, 2007, of:  (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock issued under such Plan, the number of shares of Company Common Stock subject to outstanding options under such Plan and the number of shares of Company Common Stock reserved for future issuance under such Plan; (ii) all outstanding Company Stock Options (other than Company Stock Options issued pursuant to the Company ESPP), indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price and the date of grant, (iii) all outstanding RSUs, indicating with respect to each such RSU the name of the holder thereof, the Company Stock Plan under which it was awarded, the number of shares of Company Common Stock subject to such RSU and the date of award and (iv) all outstanding DSUs, indicating with respect to each such DSU the name of the holder thereof, the Company Stock Plan under which it was awarded, the number of Shares of Company Common Stock subject to such DSU and the date of award.  The Company has made available to Purchasers complete and accurate copies of all (w) Company Stock Plans, (x) forms of all stock option agreements evidencing Company Stock Options, any agreements awarding Company Stock Options that deviate in any material respect from such forms, and, where the Company has used more than one form agreement to grant Company Stock Options, a summary of which grants are granted by which form, (y) forms of all agreements evidencing RSUs, any agreements awarding RSUs that deviate in any material respect from such forms, and (z) forms of all agreements evidencing DSUs.

(c)           Section 3.03(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of August 31, 2007, of all shares of Company Common Stock Beneficially Owned by each director and executive officer of the Company.

(d)           Since December 19, 2007, the Company has not issued, delivered, sold, granted, pledged or otherwise disposed of or encumbered any shares of its capital stock, any other equity or voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, equity or voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of Company Common Stock (i) upon the exercise of Company Stock Options outstanding on September 30, 2007, (ii) upon the vesting of RSUs outstanding on September 30, 2007, (iii) pursuant to DSUs outstanding on September 30, 2007 or (iv) pursuant to the Company ESPP.

(e)           Except (i) as set forth in this Section 3.02 and (ii) as reserved for future grants under Company Stock Plans, as of the date of this Agreement, (A) there are no equity securities, voting securities or other ownership interests of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, voting securities or other ownership interests, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, equity-based awards, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity, voting or ownership interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such capital stock or other equity, voting or ownership interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations (other than performance-based RSUs disclosed pursuant to Section 3.02(b)).  Neither the Company nor to the Company’s Knowledge, any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity, voting or ownership interests of the Company.  Except as contemplated by this Agreement or described in this Section 3.02, there are no registration rights, and, except to the extent arising pursuant to applicable state takeover or similar laws, there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

(f)            All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.02(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law (“DGCL”), the Company’s Certificate of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound.

(g)           There are no obligations, commitments or arrangements, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of, or any other equity, voting or ownership interests in, the Company or any of its Subsidiaries or to provide funds to the Company or any Subsidiary of the Company other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business consistent in all material respects with past practice (the “Ordinary Course of Business”).

Section 3.03.       Subsidiaries.

(a)           Section 3.03(a)(i) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization.  For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity, other than bankruptcy remote qualified special purpose statutory trusts used in connection with the securitizations or structured financings that the Company sponsors, structures or administers (each, a “Securitization Trust”).  Section 3.03(a)(ii) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Securitization Trust: (i) its name and (ii) its jurisdiction of organization.

(b)           Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect.  All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances.  There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of, or other equity, voting or ownership interests in, any Subsidiary of the Company.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

(c)           The deposit accounts of Union Federal Savings Bank (“UFSB”) are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(d)           The Company has made available to Purchasers complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary of the Company and each Securitization Trust, and each such instrument is in full force and effect.  None of the Subsidiaries or Securitization Trusts is in violation in any material respect of any of the provisions of its charter, by-laws or other organizational documents.

(e)           The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company, other than the Securitization Trusts.

Section 3.04.       Authority; No Conflict; Required Filings and Consents.

(a)           The Company has all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Transactions”).  Without limiting the generality of the foregoing, the Board of Directors of the Company (together with any duly constituted committee thereof, the “Company Board”), at a meeting duly called and held unanimously (i) authorized the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is a party, and (ii) to the extent necessary, adopted a resolution having the effect of causing the execution, delivery, performance or consummation of this Agreement and the Transactions not to be subject to any state takeover law or similar law that might otherwise apply to such execution, delivery, performance or consummation.  The execution, delivery and performance of this Agreement and each Ancillary Document and the consummation of the Transactions by the Company have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)           The execution, delivery and performance of this Agreement and the Ancillary Documents by the Company do not, and the consummation by the Company of the Transactions shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, or (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change of control under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance (“Liens”), right of first refusal, claim, license or limitation in voting rights on the Company’s or any of its Subsidiary’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (each, a “Contract”), or (iii) subject, in the case of the consummation of the Transactions, to compliance with the requirements specified in clauses (i), (ii) and (iii) of Section 3.04(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.04(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, right of first refusal, claim, license or limitation on voting rights and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(c)           No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any foreign, federal, state or local government or subdivision thereof, court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a “Governmental Entity”) or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the pre merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (iii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

Section 3.05.       Reports; Financial Statements; Information Provided.

(a)           The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with (i) the Securities and Exchange Commission (“SEC”) (“SEC Reports”) since January 1, 2004, (ii) the Office of Thrift Supervision (“OTS”) since December 1, 2006, (iii) the FDIC since December 1, 2006 and (iv) any other federal, state or foreign Governmental Entity since January 1, 2007, except in the case of subsection (iv), filings the failure of which to make, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and has paid all fees and assessments due and payable in connection therewith.  All statements, forms, reports and other documents filed by the Company with the SEC, the OTS, the FDIC or any other federal, state or foreign Governmental Entity since the dates set forth above are referred to herein as the “Reports.”  The Reports (i) were filed on a timely basis, except where the failure to file on a timely basis, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, and (ii) as of their respective filing dates (or if amended or superceded by a filing prior to the date hereof, on the dates of such filing), complied when filed, in all material respects with the applicable statutes and rules and regulations enforced or promulgated by the Governmental Entity with which they were filed.  As of its filing date (or if amended or superceded by a filing prior to the date hereof, on the date of such filing) (i) each SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Report or necessary in order to make the statements in such SEC Report, in the light of the circumstances under which they are or were made, not misleading and (ii) with respect to all other Reports, were complete and accurate in all material respects.  As of the date hereof, to the Company’s Knowledge, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.  No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(b)           Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the SEC Reports at the time filed with the SEC since January 1, 2004 (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.  The consolidated, unaudited balance sheet of the Company as of September 30, 2007 contained in the Form 10-Q filed by the Company with the SEC on November 9, 2007 is referred to herein as the “Company Balance Sheet.”

(c)           The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since October 30, 2003 was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(d)           The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act.  Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.  The Company is in compliance in all material respects with the applicable listing and other rules and regulations of The New York Stock Exchange.

(e)           The Company has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (“Internal Controls”).  Such Internal Controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of Internal Controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Internal Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in Internal Controls.

(f)            None of the assets, liabilities, obligations or financial results of any of the Securitization Trusts or any other Person other than the Company and its Subsidiaries are, or would be required in accordance with GAAP to be, consolidated into the consolidated financial statements of the Company and its Subsidiaries.

Section 3.06.       No Undisclosed Liabilities.  The Company and its Subsidiaries do not have any liabilities of any nature (absolute, accrued, contingent or otherwise) that are not fully reflected or reserved against on the Company Balance Sheet, except for liabilities that have arisen since September 30, 2007 in the Ordinary Course of Business and that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

Section 3.07.       Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet (a) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, (b) there has not been any change, event or circumstance that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has, directly or indirectly:

(i)            (A) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, securities or other property) in respect of any of its capital stock or other equity interests (other than (1) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent and (2) regular quarterly cash dividends in amounts consistent with past practice on the Company Common Stock), (B) split, combined or reclassified any of its capital stock or issued or authorized the issuance of any other securities or other ownership interests in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or ownership interests; or (C) purchased, redeemed or otherwise acquired any shares of its capital stock or any other of its securities or ownership interests or any rights, warrants or options to acquire any such shares or other securities or ownership interests, except, in the case of this clause (C), for the acquisition of shares of Company Common Stock (x) from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required or permitted under the terms of such Company Stock Options, (y) from holders of RSUs or DSUs as payment for applicable tax withholding by the Company or (z) from former employees, directors and consultants in accordance with agreements in effect as of the date hereof providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries;

(ii)           acquired (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets for consideration in the aggregate in excess of $10,000,000;

(iii)          sold, leased, licensed, pledged, or otherwise disposed of or encumbered any properties or assets (including residual interests in any Securitization Trust) of the Company or of any of its Subsidiaries with a fair market value in excess of $10,000,000, other than the sale of loans by UFSB, the Company or any of its Subsidiaries in the Ordinary Course of Business;

(iv)          except in connection with loans made and deposits accepted by UFSB, (A) incurred any indebtedness for borrowed money or assumed or guaranteed any such indebtedness of another Person (other than (x) pursuant to existing credit facilities in the Ordinary Course of Business and (y) indebtedness incurred pursuant to secured asset-backed warehouse lending facilities), (B) issued, sold or amended any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guaranteed any debt securities of another Person, entered into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (C) made any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries (other than investments, in the Ordinary Course of Business, in debt securities maturing not more than 90 days after the date of investment), or (D) other than in the Ordinary Course of Business, entered into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

(v)           made any capital expenditures or other expenditures with respect to property, plant or equipment not consistent with the Company’s budget for capital expenditures disclosed in Section 3.07 of the Company Disclosure Schedule;

(vi)          made any material changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP;

(vii)         except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof and except for the payment in the Ordinary Course of Business of annual bonuses to employees for the Company’s 2008 fiscal year,

(A) adopted, entered into, terminated or materially amended any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement (except in the Ordinary Course of Business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (B) increased in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee (except for annual increases of salaries in the Ordinary Course of Business), (C) accelerated the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or RSUs, other than as contemplated by this Agreement, (D) granted any stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, except for the grant of options, RSUs or DSUs to purchase up to 100,000 shares in the aggregate of Company Common Stock, which options have an exercise price equal to the fair market value of the Company Common Stock on the date of grant (determined in a manner consistent with the Company’s existing practice for establishing fair market value for option grants) and which options, RSUs or DSUs are otherwise on the Company’s customary terms, or (E) taken any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan;

(viii)        made or rescinded any material Tax election, settled or compromised any material Tax liability or materially amended any Tax return;

(ix)           initiated, compromised or settled any litigation, arbitration, investigation or other proceeding (other than in connection with the enforcement of the Company’s rights under this Agreement) other than compromises and settlements of non-material proceedings in the Ordinary Course of Business and not involving the imposition of any restriction on the Company’s and its Subsidiaries’ business or the admission of wrongdoing by the Company or any of its Subsidiaries; or

(x)            authorized any of, or committed or agreed, in writing or otherwise, to take any of, the foregoing actions.

Section 3.08.       Taxes.

(a)           Each of the Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete, except for any failure to file or errors or omissions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.  Except as, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, each of the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes due and payable or, where payment is not yet due, has established (or has had established on its behalf) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books, and regardless of whether the liability for such Taxes is disputed.  For purposes of this Agreement, (i) “Taxes” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

(b)           The Company has made available to Purchasers correct and complete copies of all federal income Tax Returns and any associated examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 2004.  The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service (the “IRS”) or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.08(b) of the Company Disclosure Schedule.  No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the Company’s Knowledge, has been threatened and which is reasonably likely to have a Company Material Adverse Effect.

(c)           Neither the Company nor any of its Subsidiaries:  (i) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be treated as an “excess parachute payment” under Section 280G of the United States Internal Revenue Code of 1986, as amended (the “Code”); or (ii) has any actual or potential liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise.

(d)           Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

(e)           Neither the Company nor any of its Subsidiaries has participated in, or sold, distributed or otherwise promoted, any “reportable transaction”, as defined in Treasury Regulation Section 1.6011-4.

(f)            No claim has ever been made in writing by any authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(g)           There are no Liens with respect to any material Taxes upon any of the assets and properties of the Company or any of its Subsidiaries.

(h)           Neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustments pursuant to section 481(a) of the Code or any similar provision of state, local, or foreign law by reason of a change in accounting method initiated by it or any other relevant party and neither the Company nor any of its Subsidiaries has any knowledge of the IRS or other relevant authority proposing any such adjustment or change in accounting method, nor does the Company or any of its Subsidiaries have any application pending with any governmental or regulatory authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

Section 3.09.       Real Property.

(a)           None of the Company or any of its Subsidiaries owns any real property.

(b)           Section 3.09(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased or licensed by the Company or any of its Subsidiaries and material to the conduct of the business of the Company and its Subsidiaries taken as a whole, as currently conducted (collectively “Company Leases”), whether as lessor or lessee, sublessor or sublessee or licensor or licensee, and the location of the premises.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Lease is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, and each Company Lease is valid and binding on the Company and is enforceable by the Company and its Subsidiaries in accordance with its respective terms, except for such failures to be valid, binding or enforceable that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.  The Company has made available to Purchasers complete and accurate copies of all Company Leases.

Section 3.10.       Intellectual Property.

(a)           The Company and its Subsidiaries own all right, title and interest in, or have the valid right to use, all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries, as currently conducted.  For purposes of this Agreement, the term “Intellectual Property” means, collectively, all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including without limitation such rights in and to: (i) patents, and patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights (collectively, “Patents”), and inventions, invention disclosures, discoveries and improvements, whether or not patentable; (ii) trademarks, service marks, trade names, trade dress, logos, trade names and corporate names, and the goodwill associated with any of the foregoing (collectively, “Trademarks”); (iii) domain names, (iv) copyrights and copyrightable works, including writings, designs, other works of authorship and databases (or other collections of information, data, works or other materials) (collectively, “Copyrights”); (v) trade secrets, including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law, business, technical and know-how information, non-public information, and confidential information, processes, formulae, methods, schematics, technology, and rights to limit the use or disclosure thereof by any person (collectively, “Trade Secrets”); (vi) software, including without limitation data files, source code, object code, application programming interfaces, computerized databases and other software-related specifications and documentation (collectively, “Software”); (vii) rights of publicity and other rights to use the names and likeness of individuals; and (viii) claims, causes of action and defenses relating to the enforcement of any of the foregoing; in each case of (i) to (iv) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Entity in any jurisdiction.

(b)           The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material License Agreement, and neither the Company nor its Subsidiaries, nor any other Person, is in default under any material License Agreement to which the Company or any of its Subsidiaries is a party.  “License Agreement” means any legally binding contract, whether written or oral, and any amendments thereto (including license agreements), pursuant to which any interest in, or any right to use or exploit any Intellectual Property has been granted to or by the Company or its Subsidiaries.

(c)           All Patents, Trademarks and registrations for Copyrights which are held or owned by the Company or any of its Subsidiaries are subsisting and have not expired or been cancelled or abandoned, and to the Company’s Knowledge, all other Intellectual Property owned by the Company or its Subsidiaries is valid, subsisting and enforceable.  The Company and its Subsidiaries have complied with and are in compliance with all laws, statutes, codes, ordinances, rules and regulations applicable to the Company or its Subsidiaries and with any order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding of any Governmental Entity (including marking requirements and payment of all applicable fees) with respect to any such Intellectual Property specifically naming the Company or its Subsidiaries that is issued, granted or registered by any Governmental Entities or with or for which an application therefor has been filed with any Governmental Entity.

(d)           To the Company’s Knowledge, no third party is infringing, violating or misappropriating any of the Intellectual Property owned by the Company or its Subsidiaries.

(e)           Neither (i) the conduct of the business of the Company and its Subsidiaries as currently conducted, nor (ii) the use or exploitation of the material Intellectual Property used, held for use or exploited by the Company or its Subsidiaries in the current conduct of their business infringes, violates or constitutes a misappropriation of any Intellectual Property of any third party.  Since January 1, 2004, neither the Company nor any of its Subsidiaries has received any written claim or notice alleging any such infringement, violation or misappropriation and, to the Company’s Knowledge, no such claim is threatened.

(f)            There is no action, suit, claim, investigation, arbitration or any other proceeding pending or, to the Company’s Knowledge, threatened, challenging the validity or enforceability of any item of Intellectual Property which is owned by the Company or its Subsidiaries (“Company IP”), or the ownership by the Company or the respective Subsidiary of such item.

(g)           The Company and its Subsidiaries have taken commercially reasonable and appropriate actions to maintain and protect each Company IP, and no Company IP is in jeopardy of being lost through failure to act by the Company or its Subsidiaries.  Without limiting the foregoing, the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all Company IP, including by requiring each of their employees, contractors and consultants and any third party with access to such Company IP to execute a binding confidentiality agreement, and to the Company’s Knowledge there has not been any material breach by any party to such confidentiality agreements.

(h)           All former and current employees, consultants and contractors of the Company and any of its Subsidiaries who contribute or have contributed to the creation or development of any Company IP have executed written instruments with the Company or any of its Subsidiaries that (x) assign all rights, title and interest in and to any such contributions that the Company or any of its Subsidiaries does not already own by operation of law or (y) grant appropriate licenses to the Company and its Subsidiaries to use such contributions.  No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Intellectual Property which is listed in Section 3.10(l) and all Intellectual Property which is listed in Section 3.10(l) is owned exclusively by the Company or one of its Subsidiaries.

(i)            The Company’s and its Subsidiaries’ collection, storage, use and dissemination of information and data, whether proprietary or not, relating to customers, clients of customers or end-users and any personally identifiable information (any such information or data, “Customer Information”) are and have been in material compliance with all laws applicable to the Company and its Subsidiaries relating to privacy, data security and data protection, and all applicable privacy policies and terms of use or other contractual obligations of the Company and its Subsidiaries.  All use, exploitation and disclosure in connection with Customer Information that is not owned by the Company or its Subsidiaries has been pursuant to the terms of a License Agreement or another written agreement with such third party, or is otherwise lawful.  The Company and its Subsidiaries have reasonable security and data protections in place, consistent with general industry practices, with respect to third-party Customer Information, and there has been no material breach thereof or loss of data in the last three years.

(j)            No Software owned by the Company or its Subsidiaries and, to the Company Knowledge, no other Software included in Company IP, incorporates, is comprised of or distributed with any Publicly Available Software (as defined below), or is otherwise subject to the provisions of any “open source” or third party license agreement that (i) requires the distribution of source code in connection with the distribution of such software in object code form; (ii) materially limits the Company’s and its Subsidiaries’ freedom to seek full compensation in connection with marketing, licensing and distributing  such software; or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law.  For purposes of this Agreement, the term “Publicly Available Software” shall mean (A) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), or pursuant to similar licensing and distribution models; and (B) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (I) be disclosed or distributed in source code form; (II) be licensed for the purpose of making derivative works; or (III) be redistributable at no or minimal charge.  Publicly Available Software includes, without limitation, software licensed or distributed pursuant to any of the following licenses or distribution models similar to any of the following: (A) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and (F) the Apache Software License.

(k)           The material information and communications technologies used by the Company and each of its Subsidiaries, including, without limitation, hardware, Software, data, services, networks, peripherals and associated documentation (the “IT Systems”): (i) are under the ownership of, or licensed to, the Company and/or each of its Subsidiaries, (ii) if acquired from a third party and material to the business of the Company, are supported by valid and binding contracts for appropriate maintenance and support, (iii) are sufficient for the purpose for which they are used and have the appropriate and adequate capability and capacity required to enable the Company and each of its Subsidiaries to carry on its business, in all material respects, as currently conducted and, to the Company’s Knowledge, as reasonably expected by the Company to be conducted in the next thirty-six months, (iv) have not, to the knowledge of the Company, been infected with any computer code or any other mechanisms which may: (A) disrupt, disable, erase or harm in any way such IT System’s operation, or cause such IT System to damage or corrupt any data, hardware, storage media, programs, equipment or communications, or (B) permit any third party to access such IT System without authorization, and (v) have disaster recovery plans in place that are appropriate, in accordance with good industry practice, to minimize the disruption of business the Company and/or any of its Subsidiaries in the event of failure of the IT Systems, however arising.

(l)            Schedule 3.10(l) sets forth a complete and correct list of the following categories of Company IP to the extent owned by the Company: (i) Patents and invention disclosures, (ii) registered Trademarks, and material unregistered Trademarks, (iii) registered Copyrights, (iv) domain names, and (v) all material Software and databases (excluding any off-the-shelf shrinkwrap, clickwrap or similar commercially available non-custom software); in each case listing, as applicable (A) the name of the current owner of record, (B) the jurisdiction where the application/registration is located and (C) the application or registration number.

Section 3.11.       Contracts.

(a)           Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list, and the Company has made available to Purchasers a complete and accurate copy of, each Company Material Contract in effect on the date of this Agreement.  As used in this Agreement, “Company Material Contract” means:

(i)            any Contract (A) between the Company or any of its Subsidiaries and any of the Company’s eight largest clients (based on the amount of structural advisory fees and residuals received by the Company since July 1, 2006 from securitizations of loans marketed or funded by such client), (B) pursuant to which the Company or any of its Subsidiaries has an outstanding obligation or, as of the date hereof, will have an obligation, to purchase loans with an aggregate principal amount in excess of $100,000,000 or (C) pursuant to which the Company or any of its Subsidiaries received fees since July 1, 2006 with respect to any Securitization Transaction of loans with an aggregate principal amount in excess of $500,000,000,

(ii)           any non-competition or other Contract that prohibits or otherwise restricts, in any material respect, the Company or any of its Affiliates from freely engaging anywhere in the world in any business,

(iii)          any Contract containing any covenant granting any exclusive rights to make, sell or distribute the Company’s services or otherwise prohibiting or limiting the right of the Company and its Subsidiaries to sell or distribute its services,

(iv)          any mortgage, indenture, guaranty, loan or credit agreement, security agreement, securities purchase agreement, repurchase agreement or other Contract relating to the borrowing of money or extension of credit by the Company or any of its Subsidiaries, other than accounts receivables and payables in the Ordinary Course of Business,

(v)           any settlement agreement entered into within three years prior to the date of this Agreement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the Ordinary Course of Business in connection with the routine cessation of such employee’s or independent contractor’s employment with the Company or (B) settlement agreements for cash only that did not exceed $500,000 as to such settlement,

(vi)          any Contract under which the Company or any of its Subsidiaries has licensed its Intellectual Property to a third party, other than to customers, distributors and other resellers in the Ordinary Course of Business,

(vii)         any Contract under which the Company or any of its Subsidiaries has received a license to any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole,

(viii)        any Contract (other than Contracts pursuant to which the Company receives or pays fees from or to lenders or marketers) that by its terms calls for the aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $40,000,000 over the remaining term of such Contract;

(ix)           any material partnership or joint venture agreement to which the Company or any of its Subsidiaries is a party;

(x)            any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries, and

(xi)           any employment or consulting agreement with any executive officer or other employee of the Company or member of the Company Board earning an annual base salary in excess of $350,000, other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days’ notice without material liability or financial obligation to the Company or any of its Subsidiaries.

(b)           Each Company Material Contract is valid and binding on the Company and in full force and effect and is enforceable by the Company and its Subsidiaries in accordance with its respective terms, except to the extent it has previously expired in accordance with its terms or where the failure to be valid and binding and in full force and effect or enforceable, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.  Neither the Company nor any of its Subsidiaries know of, or have received notice of any material violation of or default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that, individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect.  Except as is not reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any notice of termination or non-renewal with respect to any Company Material Contract.

(c)           Other than as disclosed in the Company’s proxy statements filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K since January 1, 2004.

(d)           As of the date hereof, neither the Company nor any of its Subsidiaries has declared the occurrence of a “Market Disruption Event” under any Company Material Contract, as applicable.

Section 3.12.       Litigation.  There is no action, suit, proceeding, claim, arbitration, mediation or investigation pending and of which the Company has been notified or, to the

Company’s Knowledge, threatened against the Company or any of its Subsidiaries, in each case that, (a) individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect or (b) questions the validity of the Transactions.  There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries.  No officer or director of the Company is a defendant in any action or, to the Company’s Knowledge, the subject to any investigation commenced by any Governmental Entity, in each case in connection with the performance of his or her duties as an officer and/or director of the Company.  Except as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, (i) there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any Report or relating to any examinations or inspections of the Company or any of its Subsidiaries and (ii) since January 1, 2004, to the Company’s Knowledge, there have been no formal or informal inquiries by, or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries.

Section 3.13.       Environmental Matters.

(a)           Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect:

(i)            (x) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, (y) have all permits, licenses and franchises from Governmental Entities required pursuant to applicable Environmental Laws to conduct their businesses as now being conducted, and (z) are in compliance with all such permits, licenses and franchises;

(ii)           neither the Company nor any of its Subsidiaries has received any written notice alleging that any of them has not complied with applicable Environmental Laws, and, to the Company’s Knowledge, there are no facts existing that reasonably would give rise to such a notice;

(iii)          to the Company’s Knowledge, the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances in an amount or concentration that would give rise to an obligation to act or disclose that condition under any Environmental Law;

(iv)          to the Company’s Knowledge, the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances in an amount or concentration that would give rise to an obligation to act or disclose that condition under any Environmental Law during the period of ownership or operation by the Company or any of its Subsidiaries;

(v)           neither the Company nor any of its Subsidiaries has received a written notice, demand, claim or request for information alleging that it may be liable or have obligations (including notification, investigation or remediation) for any Hazardous Substance, whether on its own property or on the property of any third party, and to

Company’s Knowledge, there are no facts existing that reasonably would give rise to such liability or obligation;

(vi)          neither the Company nor any of its Subsidiaries has released any Hazardous Substance into the environment except (A) in compliance with law or (B) in an amount or concentration that would not be expected to give rise to a liability or obligation under any Environmental Law;

(vii)         neither the Company nor any of its Subsidiaries has received any written notice, demand, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law; and

(viii)        neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions by any Governmental Entity or is subject to any indemnity or other agreement with any third party addressing liability under any Environmental Law.

(b)           For purposes of this Agreement, the term “Environmental Law” means any law, regulation, order, decree or other requirement of any Governmental Entity relating to:  (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection.

(c)           For purposes of this Agreement, the term “Hazardous Substance” means:  (i) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials, radon or other pollutant, contaminant, waste, or hazardous or toxic substance.

Purchasers acknowledge that the representations and warranties contained in Section 3.15 and 3.16 do not relate to Environmental Laws.

Section 3.14.       Employee Benefit Plans.

(a)           Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates or which the Company, any of the Company’s subsidiaries or any of their ERISA Affiliates has an obligation to maintain or to which the Company, any of the Company’s subsidiaries or any of their ERISA Affiliates has an obligation to contribute or otherwise has any liability (together, the “Company Employee Plans”).  For purposes of this Agreement, the following terms shall have the following meanings:  (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, whether or not subject to ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA, whether or not subject to ERISA), and any other written or oral plan, agreement or arrangement providing for insurance coverage, employment severance benefits, change in control benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation, whether equity-based or otherwise, or post-retirement compensation, for the benefit of, or relating to, any current, former or future employee of the Company or any of its Subsidiaries or an ERISA Affiliate; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary of the Company.

(b)           With respect to each Company Employee Plan, the Company has made available to Purchasers a complete and accurate copy of (i) such Company Employee Plan, (ii) the most recent annual report (Form 5500) filed with the IRS together with any schedules thereto, (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan, (iv) any material communication to or from any Governmental Entity with respect to any Company Employee Plan received or made on or after January 1, 2004, (v) the most recent determination letter received from the IRS with respect to each Plan that is intended to be a “qualified plan” under Section 401 of the Code, and (vi) any and all amendments or modifications to any of the foregoing.

(c)           Each Company Employee Plan has been and is being administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms.  No Company Employee Plan, nor the Company nor any Subsidiary with respect to any Company Employee Plan is under audit or is the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the PBGC or any other federal, state or local governmental agency, nor, to the knowledge of the Company, is any such audit or investigation threatened.

(d)           With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been timely made or properly accrued to the extent required by GAAP.  The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan in accordance with GAAP.

(e)           All the Company Employee Plans that are intended to be qualified under Sections 401 and/or 409 of the Code have received determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that could adversely affect its qualification or materially increase its cost.

(f)            Neither the Company, any of the Company’s Subsidiaries nor any of their ERISA Affiliates (i) is maintaining, has ever maintained or has any liability with respect to a Company Employee Plan which is or was ever subject to Section 412 or 4971of the Code or Title IV of ERISA (ii) is or has ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or (iii) is or ever has been obligated to contribute to a “multiple employer plan” (within the meaning of Section 413(c) of the Code).

(g)           None of the Company Employee Plans promises or provides or otherwise has any liability with respect to retiree medical or other retiree welfare benefits to any person, except as required by Section 4980B of the Code.

(h)           No deduction for federal income tax purposes has been or is expected by the Company to be disallowed for remuneration paid by the Company or any of its Subsidiaries by reason of Section 162(m) of the Code, including by reason of the Transactions.

(i)            Neither the Company nor any of its Subsidiaries has any announced plan or commitment, whether or not legally binding, to create any additional Plans or to amend or modify any existing Plan.

(j)            Each Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a reasonable good faith, interpretation of (A) Section 409A of the Code and (B)(1) the final regulations issued thereunder or (2) Internal Revenue Service Notice 2005-1 (clauses (A) and (B), together, the “409A Authorities”).  No Plan that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a reasonable good faith interpretation of the AJCA and the 409A Authorities.

(k)           The Company’s past and current stock option grant practices (i) complied with all applicable Company Stock Plans, stock exchange rules and applicable laws, (ii) have been fairly presented in accordance with GAAP in the Company’s financial statements, and (iii) have resulted only in exercise prices that correspond to the fair market value on the date that the grants were actually authorized under applicable law, in each case except for any such failures, individually or in the aggregate, that are not reasonably expected to result in material liability.  As of the date of this Agreement, the Company has no ongoing internal review of its past and current stock option practice and has disclosed to Purchasers the results of any such review completed since January 1, 2005.

Section 3.15.       Compliance With Laws.  The Company, each of its Subsidiaries and each Securitization Trust is in compliance with, and is not in violation of, any applicable statute, law, regulation or rule applicable to the Company or any judgment, order or decree specifically naming the Company or its Subsidiaries with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

Section 3.16.       Permits.  The Company, each of its Subsidiaries and each Securitization Trust have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect (the “Company Permits”).  The Company, each of its Subsidiaries and each Securitization Trust are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

Section 3.17.       Labor Matters.

(a)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement or understanding with a labor union or labor organization, including any works councils.  There are no labor unions, works councils or other organizations representing, purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries.  There is no pending or, to the knowledge of the Company, threatened labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries, and no such strike, dispute, walkout, slowdown or lockout has occurred within the past three years.  No grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, has been filed, is pending or, to the knowledge of the Company, has been threatened against the Company or its Subsidiaries that are reasonably likely to have a Company Material Adverse Effect.

(b)           Neither the Company nor any of its Subsidiaries has violated any provision of federal or state law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any Governmental Entity regarding the terms and conditions of employment or termination of employees, former employees or prospective employees or other labor related matters, and there are no complaints, lawsuits, or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any such federal or state law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any Governmental Entity, including laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to wages, hours, civil rights, discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees except for such violations which are not reasonably likely to have a Company Material Adverse Effect.

(c)           Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to its current or former employees, officers or directors or employment practices.

(d)           Neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (ii) a “mass layoff” (as defined in the WARN Act, or any similar Law) affecting any site of employment or facility of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has laid off fifty (50) or more employees at a single site of employment in the ninety (90) calendar days prior to the date hereof.

Section 3.18.       Insurance.  Each of the Company and its Subsidiaries maintains insurance policies with reputable insurance carriers against risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses.  The Company maintains director and officer liability insurance coverage in the aggregate amount of $50,000,000, which policy has an individual deductible in the amount of $1,000,000.

Section 3.19.       Section 203 of the DGCL; Takeover Statutes.  The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203) shall not apply to the Transactions and, to Company’s Knowledge, no other “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover law (collectively, “Takeover Laws”) are applicable to transactions between Purchasers and the Company.

Section 3.20.       Brokers.  No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions, except Credit Suisse Securities (USA) LLC, whose fees and expenses shall be paid by the Company.  The Company has made available to Purchasers prior to the date hereof a complete and accurate copy of the Company’s Contract with Credit Suisse Securities (USA) LLC and any of its Affiliates with respect to such fees.

Section 3.21.       Securitizations.  Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect:

(a)           Section 3.21(a) of the Company Disclosure Schedule sets forth a list of, and the Company has made available to Purchasers complete and accurate copies of the material agreements creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC) (“Securitization Transactions”) effected by the Company or any of its Subsidiaries from January 1, 2004 through the date hereof.

(b)           No registration statement, prospectus, private placement memorandum or other offering document, or any amendments or supplements to any of the foregoing, utilized in connection with the offering of securities in any Securitization Transaction (collectively, “Securitization Disclosure Documents”), complete and accurate copies of which have been made available to Purchasers, as of its effective date (in the case of a registration statement) and at the time of the related offering and on the related closing date (in the case of any other such document) contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to  make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)           Neither the Company nor any of its Subsidiaries nor, to Company’s Knowledge, any trustee, master servicer, servicer, administrator or issuer with respect to any Securitization Transaction, has taken or failed to take any action which would reasonably likely adversely affect the intended tax characterization or tax treatment for federal, state or local income or franchise tax purposes of the issuer or any securities issued in any such Securitization Transaction.  All federal, state and local income or franchise tax and information returns and reports required to be filed by the issuer, master servicer, servicer, administrator or trustee relating to any Securitization Transaction, and all tax elections required to be made in connection therewith, have been properly filed or made.

(d)           Section 3.21(d) of the Company Disclosure Schedule sets forth a list, as of the date hereof, of the number and type of outstanding equity and non-investment grade securities issued by any Securitization Trust (the “Residual Securities”), a list of the holders of such Residual Securities and the percentage of such Residual Securities owned by such holder.

(e)           The Company has received, or caused to be delivered, true sale opinions in customary form and substance with respect to each Securitization Trust.

(f)            No Securitization Trust has issued any debt other than non-recourse debt issued in a Securitization Transaction and the holder of such debt has no recourse to the Company or any of its Subsidiaries except with respect to customary remedies for the breach of a representation or warranty made by the Company or any of its Subsidiaries.

Section 3.22.       Student Loan Business.  The Company has made available to Purchasers true, correct and complete copies of any servicing agreement between (1) the Company, any of its Subsidiaries or any Securitization Trust and (2) any servicer servicing any student loan acquired by the Company, any of its Subsidiaries or any Securitization Trust.  Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect:

(a)           each student loan (i) acquired by any Securitization Trust or (ii) originated by UFSB (A) has been serviced and originated with due diligence and reasonable care and in compliance in all material respects with applicable laws, rules, regulations, orders, judgments and written servicing guidelines with regard to such loans and (B) is not subject to discharge under title 11 of The United States Code (11 U.S.C.  §§101 et seq.) (the “Bankruptcy Code”) pursuant to section 523(a)(8) of the Bankruptcy Code as in effect on the date hereof;

(b)           to the Company’s Knowledge, as of the date hereof, all automated data processing systems used by the Company with respect to the acquisition of any student loan by any Securitization Trust or originated by UFSB comply in all material respects with all applicable laws, rules, regulations, orders and judgments governing loan origination and servicing and the storage and disposal of information pertaining to individuals; and

(c)           the Company and each of its Subsidiaries, and all notes, agreements, documents and disclosures in connection with the origination, processing, underwriting and credit approval of any student loans originated, purchased, sold or serviced by the Company or any of its Subsidiaries, have complied in all material respects with (i) all applicable federal, state and local laws, rules and regulations applicable to the Company and each of its Subsidiaries with respect to the origination, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with such loans, including all laws relating to consumer protection, truth in lending, usury limitations, debt collection, equal credit opportunity, credit reporting, and privacy and information security, and (ii) all contractual obligations for which the Company or any of its Subsidiaries are responsible, including pursuant to any agreement with a purchaser, investor, insurer or guarantor, or any pooling or other similar agreement related to a Securitization Transaction, as applicable.

Section 3.23.       Mortgage Banking Business.

(a)           Except as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, the Company and each of its Subsidiaries, and to the Company’s Knowledge all notes, mortgages, agreements, documents and disclosures in connection with the origination, processing, underwriting and credit approval of any real estate secured loans originated, purchased, sold or serviced by the Company and each of its Subsidiaries have complied with (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with such loans, including all laws relating to real estate settlement procedures, consumer protection, truth in lending, usury limitations, fair housing, transfers of servicing, debt collection, equal credit opportunity, credit reporting, privacy and information security, and adjustable rate loans and (ii) all contractual obligations for which the Company or any of its Subsidiaries are responsible, including pursuant to any agreement with a purchaser, investor, insurer or guarantor, or any pooling or other similar agreement related to a Securitization Transaction, as applicable.

(b)           No real estate secured loan described in Section 3.23(a) was a “high cost,” or similarly defined loan, including refinance loans, under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny, additional legal liability or assignee liability for residential mortgage loans having high interest rates, points and/or fees).

Section 3.24.       Regulatory Actions.  Since November 30, 2006, neither the Company nor any of its Affiliates have received any written communication from the OTS or any other federal or state banking authority (“Banking Authority”) or any regulatory agency with power over student, mortgage or other consumer lending practices (a) asserting that it is in material violation of any law, (b) threatening to revoke any of its material Permits, (c) requiring it (i) to enter into or consent to the issuance of a cease and desist order, written agreement, consent decree, directive, commitment or memorandum of understanding, or (ii) to adopt any policy, procedure or resolution of its Board of Directors or similar undertaking, that restricts the conduct of its business, or relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends or any other policy or procedure, in either case, that would be material to the conduct of the business of UFSB or any of its Affiliates or (d) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance, and neither UFSB nor any of its Affiliates has received any written notice from a Banking Authority that it is considering issuing or requiring any of the foregoing.  Neither the Company nor any of its Affiliates is required by any Banking Authority or any regulatory agency with power over student, mortgage or other consumer lending practices to maintain capital in excess of levels required for UFSB to remain Well Capitalized.

Section 3.25.       Investment Company Act.  Neither the Company nor any of its Subsidiaries nor any Securitization Trust is an “investment company” as defined in the Investment Company Act of 1940, as amended or is controlled by or under control with an Affiliate of, an “investment company.”

Section 3.26.       Solvency.  The Company is not insolvent within the meaning of Title 11 of the United States Code, the DGCL, or the General Laws of the State of Massachusetts.

Section 3.27.       Status of Securities.  The Preferred Stock has been duly authorized by all necessary corporate action.  When issued and sold against receipt of the consideration therefor, the Preferred Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights of any other stockholder of the Company.  Not less than  18,700,000 shares of Company Common Stock have been duly reserved for issuance upon the conversion of the Preferred Stock.  When issued upon the conversion of the Preferred Stock, such shares of Company Common Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights of any other stockholder of the Company.

Section 3.28.       Offering of Securities.  Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Purchased Securities under the Securities Act and the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of any of the Purchased Securities to the registration requirements of the Securities Act.

Section 3.29.       Liquidity.    Section 3.29 of the Company Disclosure Schedules sets forth a true and correct summary of the cash, cash equivalents and investments not subject to regulatory limitations of the Company and its Subsidiaries as of December 19, 2007.

ARTICLE IV

Representations and Warranties of Purchasers

Each Purchaser represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by Purchasers to the Company and dated as of the date of this Agreement (the “Purchaser Disclosure Schedule”).

Section 4.01.       Organization, Standing and Power.  Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite partnership power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign entity in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Purchaser Material Adverse Effect.  For purposes of this Agreement, the term “Purchaser Material Adverse Effect” means any material adverse effect on the ability of Purchasers to consummate the Transactions.

Section 4.02.       Authority; No Conflict; Required Filings and Consents.

(a)           Such Purchaser has all requisite partnership power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to consummate the Transactions.  The execution, delivery and performance of this Agreement and each Ancillary Document to which such Purchaser is a party and the consummation of the Transactions by such Purchaser has been duly authorized by all necessary partnership action on the part of such Purchaser.  This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)           The execution, delivery and performance of this Agreement by such Purchaser do not, and the consummation by such Purchaser of the Transactions shall not, (i) conflict with, or result in any violation or breach of, any provision of its limited partnership agreement, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on its assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (iii) subject, in the case of the consummation of the Transactions, to compliance with the requirements specified in clauses (i) and (ii) of Section 4.02(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.02(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Purchaser Material Adverse Effect.

(c)           Assuming satisfaction of the condition in Section 7.01(c), no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to such Purchaser in connection with the execution and delivery of this Agreement or any Ancillary Agreement by such Purchaser or the consummation by such Purchaser of the Transactions, except for (i) the pre merger notification requirements under the HSR Act and any other applicable Antitrust Laws, (ii) the filing of such reports, schedules or materials under Section 13 of the Exchange Act as may be required in connection with this Agreement or the Transactions, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (iv) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Purchaser Material Adverse Effect.

(d)           No vote of the limited partners of such Purchaser is necessary for the consummation by it of the Transactions.

Section 4.03.       Financing.

(a)           Purchasers have delivered to the Company complete and correct copies of executed commitment letters (the “Equity Commitment Letters”) from GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & CO. KG and GS Capital Partners VI Parallel, L.P. (the “Sponsors”), pursuant to which the Sponsors have committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in the amounts described therein in connection with the Transactions.

(b)           As of the date hereof, (i) each Equity Commitment Letter is in full force and effect; (ii) all commitment fees required to be paid thereunder have been paid in full or will be duly paid in full when due; (iii) the Equity Commitment Letters have not been amended or terminated and there is no breach existing thereunder; and (iv) such Purchaser has no reason to believe that the financing contemplated by each of the Equity Commitment Letters will not be consummated as contemplated therein.  The aggregate proceeds contemplated by the Equity Commitment Letters would, upon funding at the Initial Closing and Subsequent Closing, as applicable, provide Purchasers with cash resources in an aggregate amount sufficient to pay in cash all amounts required to be paid by it in connection with the Transactions.

(c)           Assuming the accuracy of the representations and warranties of the Company set forth in Article III and compliance by the Company with its covenants and agreements in this Agreement, such Purchaser is not, as of the date hereof, aware of any fact, occurrence or condition that makes any of the assumptions or statements set forth in the Equity Commitment Letters inaccurate in any material respect or that would cause the commitments provided in the Equity Commitment Letters to be terminated or ineffective or any of the conditions contained therein not to be met.

(d)           The equity investment by each of the Sponsors under its Equity Commitment Letter is not subject to any condition other than as expressly set forth therein.

Section 4.04.       Securities Act.  Such Purchaser acknowledges that the Preferred Stock has not been registered under the Securities Act or under any state securities laws.  Such Purchaser (1) is acquiring the Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Preferred Stock to any person, (2) will not sell or otherwise dispose of any of the Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the securities and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

Section 4.05.       Brokers.  Except as set forth in Section 4.05 of the Purchaser Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of such Purchaser or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions.

ARTICLE V

Conduct of the Business

Section 5.01.       Conduct of the Business of the Company.  (a)  Except as expressly provided or permitted herein, set forth in Section 5.01 of the Company Disclosure Schedule or as consented to in writing by Purchasers, during the period commencing on the date of this Agreement and ending at the Subsequent Closing or such earlier date as this Section 5.01 may be terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to carry on its business in the Ordinary Course of Business and use reasonable best efforts to maintain and preserve its and each of its Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided, that nothing in this sentence shall limit or require any actions that the Company Board may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law.  Without limiting the generality of the foregoing, except as expressly provided herein or as set forth in Section 5.1 of the Company Disclosure Schedule, during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Purchasers, (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of any of its capital stock or other equity interests (other than (1) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (2) the payment of the $0.12 per share dividend announced on December 7, 2007 and (3) subsequent regular quarterly cash dividends in amounts consistent with past practice on the Company Common Stock), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities or other ownership interests in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or ownership interests; or (iii) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(b)           From and after the date hereof, the Company shall not, and shall cause its Subsidiaries not to, enter into any non-competition or other Contract that would prohibit or otherwise restrict, or purport to prohibit or otherwise restrict, Purchasers or any of their Affiliates (it being understood that the Company and its Subsidiaries are not considered to be Affiliates of Purchasers) from freely engaging anywhere in the world in any business.

ARTICLE VI

Additional Agreements of the Parties

Section 6.01.       Taking of Necessary Action.  Each of the parties hereto agrees to use all reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions.  Each party shall execute and deliver both before and after the Initial Closing or Subsequent Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the Transactions or to evidence such events or matters.

Section 6.02.       Confidentiality.  The parties acknowledge that GS Capital Partners VI Fund, L.P. and the Company have previously executed a confidentiality agreement, dated as of July 13, 2007 (the “Confidentiality Agreement”), which Confidentiality Agreement shall hereby be deemed to be amended to remove the section therein entitled “Standstill” and shall otherwise continue in full force and effect in accordance with its terms.

Section 6.03.       Financial Statements and Other Reports.  The Company covenants that, to the extent it has not previously publicly filed such information with the SEC in an annual report on Form 10-K or periodic report on Form 10-Q, it will deliver to Purchasers:

(i)            within 40 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarterly period; and

(ii)           within 75 days after the end of each fiscal year, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in stockholders’ equity and cash flows for such fiscal year, together with the audit report of KPMG LLP or other independent public accountants of recognized standing selected by the Company.

Section 6.04.       Inspection of Property.  The Company covenants that it will permit representatives of Purchasers to visit and inspect, at Purchasers’ expense, any of the properties of the Company or its Subsidiaries to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchasers may reasonably request.  Any investigation pursuant to this Section shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any of its Subsidiaries to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent Purchasers provide assurances reasonably acceptable to the Company that such information shall not be used by Purchasers or their Affiliates to compete with the Company and its Subsidiaries) or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any of its Subsidiaries is a party or would cause a risk of a loss of privilege to the Company or any of its Subsidiaries (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).  In the event, and to the extent, that, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is reasonably determined that the rights afforded pursuant to this Section 6.04 are not sufficient for purposes of the Department of Labor’s “plan assets” regulations, Purchaser A and the Company shall cooperate in good faith to agree upon mutually satisfactory management access and information rights which satisfy such regulations.

Section 6.05.       Restrictions on Transfer and Conversion.

(a)           Purchasers may not (1) sell or otherwise transfer any Purchased Securities (other than to an Affiliate of Purchaser) in an amount that would, on an as-converted basis, represent more than 9.9% of the outstanding shares of Company Common Stock or (2) exercise their ability under the applicable Certificate of Designations to convert the Preferred Stock to the extent that Purchasers and their Affiliates would, after giving effect to such conversion, own more than 9.9% of the outstanding shares of Company Common Stock, unless, in the case of each of (1) and (2), the Purchased Securities in excess of such 9.9% limit are promptly sold or transferred, or converted in connection with the subsequent sale or transfer of Company Common Stock:

(i)            in a widely dispersed public offering;

(ii)           in one or more private sales in which no purchaser or group of related purchasers would acquire Purchased Securities that, on an as-converted basis, represents more than two percent of the then outstanding Company Common Stock;

(iii)          to the Company or one of its Subsidiaries; or

(iv)          to an unaffiliated third party acquiring majority control of the Company.

At such time as the Company shall no longer be a savings and loan holding company or a bank holding company, this Section 6.05(a) shall terminate and be of no further force or effect.

(b)           Any transfer by Purchasers of any Preferred Stock shall be subject to and governed by Section 4(e)(iv) of the applicable Certificate of Designations.

Section 6.06.       Standstill.  (a)  Purchasers covenant to and agree with the Company that during the two-year period following the date hereof, without the Company’s prior written consent, none of the Purchasers nor any of the Sponsors will, directly or indirectly:

(i)            acquire, offer or propose to acquire, or agree to acquire Beneficial Ownership of any Voting Securities or any direct or indirect rights or options to acquire Beneficial Ownership of any Voting Securities if such acquisition would result in Purchasers and the Sponsors having Beneficial Ownership of more than 24.9% of the Company’s outstanding Voting Securities (the “Ownership Limit”) (it being agreed that, solely for purposes of this Section 6.06(a)(i), shares of Preferred Stock shall be deemed rights to acquire Voting Securities notwithstanding the limitations on conversion set forth in Section 6.05);

(ii)           make any public announcement with respect to (except to the extent otherwise required by applicable law with respect to the Purchased Securities, including the acquisition, conversion or exercise, as the case may be, thereof), or submit to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal for, the acquisition by Purchasers or any of the Sponsors of any Voting Securities in excess of the Ownership Limit or with respect to any merger, consolidation, business combination or purchase of any substantial portion of the assets of the Company by Purchasers or any of the Sponsors, whether or not any parties other than Purchasers and the Sponsors are involved, and whether or not such proposal might require the making of a public announcement by the Company unless the Company shall have made a prior written request to Purchasers to submit such a proposal;

(iii)          except through the participation of the Purchaser Director (or his or her observer) on the Company Board, seek or propose to influence, advise, change or control the management, Company Board, governing instruments or policies or affairs of the

Company by way of any public communication or communication with any Person other than the Company or the Company Board, or make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities or become a “participant” in any “election contest” as such terms are defined and used in Rule 14a-11 under the Exchange Act) with respect to Voting Securities; provided, that nothing in this clause (iii) shall prevent Purchasers or the Sponsors from voting any Voting Securities then Beneficially Owned by Purchasers or such Sponsors in any manner;

(iv)          request any third party to make any proposal that Purchasers are prohibited from making pursuant to clause (ii) above; or

(v)           make a request to amend or waive any provision of this Section 6.06(a); provided, however, that, the provisions of this Section 6.06(a) shall not apply to any acquisition of Voting Securities by Purchasers or the Sponsors on behalf of customers in the Ordinary Course of Business of Purchasers or the Sponsors, to such Voting Securities held in the Ordinary Course of Business for its or the Sponsors’ customers’ custodial, fiduciary, investment management or similar accounts, or to the securities underwriting, secured lending, dealing, derivatives, hedging, trading or similar activities of Purchasers and the Sponsors in the Ordinary Course of Business of their financial services business and not for the purpose of avoiding the obligations set forth in this Section 6.06(a).

(b)           For purposes of this Section 6.06, a Person shall be deemed to have “Beneficial Ownership” of any securities of which such Person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act as in effect on the date hereof, and “Voting Securities” shall mean at any time, shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors or any securities that are convertible into, or exchangeable or exercisable for, any such shares.

Section 6.07.       Certain Trading Limitations.  Each Purchaser covenants that for the period commencing on the date hereof and ending on June 20, 2009, it will not sell or transfer (or enter into any hedging or other transaction which is designed to result in substantially the same economic effect as a sale) any of the Purchased Securities (other than to an Affiliate, provided that such Affiliate agrees to be subject to the restrictions set forth in this Section 6.07); provided, however, that, notwithstanding the foregoing, from and after the first anniversary hereof, Purchasers shall be permitted to sell or transfer (or enter into any such hedging or other transaction with respect to) up to two-thirds of the Purchased Securities in accordance with the terms of this Agreement.  Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is “against the box” and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to Company Common Stock.

Section 6.08.       Securities Laws; Legends.

(a)           Each Purchaser acknowledges and agrees that as of the date hereof none of the Purchased Securities have been or will be registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available.  Each Purchaser acknowledges that, except as provided in the Ancillary Documents, it has no right to require the Company to register the Purchased Securities.  Each Purchaser further acknowledges and agrees that each certificate for the Purchased Securities shall bear a legend substantially as set forth in paragraph (b) of this Section 6.08.

(b)           Certificates for the Purchased Securities shall bear legends in substantially the following form:

The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect under such act and applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

(c)           When issued pursuant hereto, the certificates evidencing the Purchased Securities shall also bear any legend required by any applicable state blue sky law.

(d)           Any holder of Purchased Securities may request the Company to remove any or all of the legends described in this Section 6.08 from the certificates evidencing such Purchased Securities by submitting to the Company such certificates, together with an opinion of counsel reasonably satisfactory to the Company to the effect that such legend or legends are no longer required under the Securities Act or applicable state laws, as the case may be.

Section 6.09.       Lost, Stolen, Destroyed or Mutilated Securities.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate for an equivalent number of shares or another security of like tenor, as the case may be.

Section 6.10.       Regulatory Matters.

(a)           Purchasers and the Company shall use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the Transactions, including the confirmations described in Section 7.01(c).  The Company and Purchasers shall have the right to consult the other, in each case subject to applicable laws relating to the exchange of information, with respect to any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions.  In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.  The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other apprised of the status of matters relating to completion of the Transactions.

(b)           Purchasers and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Purchasers, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Transactions.

(c)           Subject to Section 6.10(d), Purchasers and the Company shall, and shall cause their Subsidiaries to, use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on them or their Subsidiaries with respect to the Transactions and to consummate the Transactions and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Purchasers or any of their respective Subsidiaries in connection with the Transactions, and to comply with the terms and conditions of such consent, authorization, order or approval.

(d)           Notwithstanding anything in this Agreement, including, without limitation, the provisions of Section 6.10(a), in no event will Purchasers or their Affiliates be obligated to:

(i)            without limiting clause (ii) below, propose or accept any divestiture of any of Purchasers’ or any of their Affiliate’s assets, accept any operational restriction on Purchasers’ or any of their Affiliate’s business, or agree to take any action that limits Purchasers’ or their Affiliate’s commercial practices in any way to obtain any consent, acceptance or approval of any Governmental Entity to consummate the Transactions or the confirmations described in Section 7.01(c); or,

(ii)           propose or agree to accept any term or condition or otherwise modify the terms of this Agreement or the Ancillary Documents, including for the avoidance of doubt the terms or the amount of the Purchased Securities to be delivered by the Company under this Agreement, to obtain any consent, acceptance, approval of any Governmental Entity to the consummation of the Transactions or the confirmations described in Section 7.01(c) if such term, condition, modification or confirmation would (A) materially adversely affect (with respect to Purchasers or their Affiliates) any term of the Transactions, (B) adversely affect (with respect to Purchasers or their Affiliates) any financial term of the Transactions or (C) impose any limitations on arm’s-length transactions between the Company and its Subsidiaries, on the one hand, and Purchasers and their Affiliates, on the other hand.

Section 6.11.       Board Designee; Non-Voting Observer.

(a)           Effective as of the Initial Closing, upon the written request of Purchaser A, the Company Board shall appoint to the Company Board one nominee of Purchaser A to serve as a member of the Company Board (the “Purchaser Director”), provided such nominee shall be reasonably acceptable to the nominating committee of the Company Board (which approval shall not be unreasonably withheld).  Any meeting of the stockholders of the Company at which members of the Company Board are to be elected, or whenever such members of the Company Board are to be elected by written consent, the Company will include in the slate of directors recommended for election by the Company Board to the stockholders of the Company one member of the Company Board nominated by Purchaser A, which nominee shall be reasonably acceptable to the nominating committee of the Company Board (which approval shall not be unreasonably withheld), and will use its reasonable best efforts to take all action necessary (including the solicitation of proxies on such person’s behalf) to have such person elected by the stockholders of the Company as a member of the Company Board.  For the avoidance of doubt, each of the persons previously disclosed to the Company as a potential Purchaser Directors is deemed to be acceptable to the nominating committee of the Company Board.

(b)           Any Purchaser Director shall be entitled to the same rights, privileges and compensation, including reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Company Board or any committees thereof, as the other members of the Company Board, and shall be indemnified by the Company to the fullest extent of the law in connection with his or her role as a director of the Company.  The Company shall notify the Purchaser Director of all regular and special meetings of the Company Board and any committee of the Company Board and shall provide the Purchaser Director with copies of all materials provided to all other members of the Company Board (including in their capacities as members of committees of the Company Board) concurrently as such materials are provided to the other members.

(c)           The Purchaser Director may designate a person to participate as a non-voting observer at any meeting of the Company Board that the Purchaser Director is unable to attend.  Notwithstanding the foregoing, the Company (i) may condition the right of any such person to attend meetings of the Company Board and receive notice and other information with respect to such meetings on the execution of a confidentiality agreement reasonably acceptable to the Company, and (ii) may prevent such person from attending a Company Board meeting (or portion thereof) or receiving certain information with respect thereto if the Chairman of the Company Board believes in his or her reasonable good faith judgment, after consultation with counsel, that it is necessary to do so to ensure preservation of the attorney-client privilege.

(d)           In the event of resignation, death, removal or disqualification of any Purchaser Director, Purchaser A may promptly nominate a replacement director, which nominee shall be reasonably acceptable to the nominating committee of the Company Board (which approval shall not be unreasonably withheld), and the Company will use its reasonable best efforts to take all action necessary (including the solicitation of proxies on such person’s behalf) to ensure such person is elected by the stockholders of the Company to the Company Board at the next meeting of the Company’s stockholders at which directors are elected.   Any Purchaser Director may be removed at any time and from time to time, with or without cause (subject to the By-laws as in effect from time to time and any requirements of law), in Purchaser A’s sole discretion.

Section 6.12.       Preemptive Rights.

(a)           Except for (i) the issuance of any shares of Company Common Stock (including upon the exercise of Company Stock Options, RSUs or DSUs) or Company Stock Options, RSUs or DSUs pursuant to any present or future Company Stock Plan that is authorized by the Company Board, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Company Common Stock into a larger number of shares of Company Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction (any such securities, the “Excluded New Securities”), if the Company wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Company (collectively, “New Securities”) to any Person, then the Company shall send written notice (the “New Issuance Notice”) to Purchasers, which New Issuance Notice shall describe the terms and conditions of the New Securities, the number of New Securities proposed to be issued and the proposed purchase price per share of the New Securities (the “Proposed Price”).

(b)           For a period of ten Business Days after the giving of the New Issuance Notice, Purchasers shall have the right to purchase up to their Proportionate Percentage of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice.  Purchasers shall have the right to purchase up to that percentage of the New Securities determined by dividing (i) a number equal to the number of shares of Company Common Stock then owned by Purchasers and their Affiliates (assuming conversion of any shares of Preferred Stock then outstanding) by (ii) the sum of (A) the number of shares of Company Common Stock then outstanding and (B) the number of shares of Company Common Stock into which all then outstanding shares of Preferred Stock are convertible (the “Proportionate Percentage”).

(c)           The right of Purchasers to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the ten Business Day period referred to in Section 6.12(b) above, to the Company, which notice shall state the amount of New Securities that Purchasers elect to purchase.  The failure of Purchasers to respond within the ten business day period shall be deemed to be a waiver of its rights under this Section 6.12, but only with respect to the issuance described in the applicable New Issuance Notice.

(d)           Notwithstanding the foregoing provisions of this Section 6.12, in the event that the Company proposes to issue New Securities in an offering registered under the Securities Act, (i) if the Company, together with the managing underwriter or underwriters for such offering, if any, in good faith determine that such registered offering would be adversely impacted if not priced prior to the expiration of the ten Business Day period referred to in Section 6.12(b), the Company may issue New Securities in such registered offering prior to the expiration of such ten Business Day period and the Company shall use commercially reasonable efforts to issue to Purchasers as promptly as practicable following Purchasers’ response to the New Issuance Notice the amount of New Securities that Purchasers elect to purchase, which New Securities shall be, subject to clause (ii), registered under the Securities Act; and (ii) in the event that the Company and Purchasers, with the advice of counsel, determine that Purchasers cannot purchase any such New Securities that are registered under the Securities Act without violating any applicable state or federal securities laws or regulations or any rule, policy or limit imposed by the SEC, then the Company shall issue such New Securities to Purchasers by means of a private placement and the Company shall take all actions necessary to ensure that such New Securities are entitled to the benefits of the Registration Rights Agreement.

Section 6.13.       Liquidity.

(a)           Notwithstanding anything herein or anywhere else in this Agreement to the contrary, during the period beginning on the date hereof and ending March 31, 2010:

(i)            the Company shall, and shall cause each of its Subsidiaries to, invest its “cash, cash equivalents and investments” consistent with the Company’s current investment policy, as adopted by the Investment Committee of the Company Board on August 9, 2005;

(ii)           the Company shall cause UFSB’s capital position to at all times remain Well Capitalized; and

(iii)          the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to manage its “cash, cash equivalents and investments” in a reasonable and prudent manner.

Section 6.14.       Share Listing.  The Company shall promptly use its reasonable best efforts to cause the shares of Company Common Stock issuable upon conversion of the Preferred Stock to be, upon official notice of issuance, listed on the New York Stock Exchange (“NYSE”).

Section 6.15.       Notice of Actions.  The Company shall keep Purchasers reasonably informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which would not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its subsidiaries, and shall reasonably cooperate with Purchasers, their partners and Affiliates (the “Purchaser Affected Parties”) in an effort to avoid or mitigate any cost or regulatory consequences to any Purchaser Affected Party that such Purchaser Affected Party in good faith believes would arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

Section 6.16.       Notification of Certain Matters.  From and after the date hereof and prior to the Subsequent Closing, Purchasers shall give prompt notice to the Company, and the Company shall give prompt notice to Purchaser, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, or (b) any material failure of either Purchaser or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.  Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Transactions.

Section 6.17.       Termination of Rights.  At such time as Purchasers shall no longer collectively own Preferred Stock convertible into shares of Company Common Stock, or shares of Company Common Stock issued upon conversion of the Preferred Stock, or any combination of the foregoing (collectively, “Purchased Securities”) or any other shares of Company Common Stock, representing at least four and one-half (4.5%) percent of the Company Common Stock then outstanding (excluding any outstanding Excluded New Securities), Sections 5.01(b), 6.03, 6.04, 6.11, 6.12, 6.13, 6.15, and 6.16 shall terminate and be of no further force or effect; provided, however, that Section 6.04 shall survive with respect to Purchaser A from and after such time until such time as Purchaser A shall no longer own any Purchased Securities or other shares of Company Common Stock.

ARTICLE VII

Conditions

Section 7.01.       Conditions of Purchase of Preferred Stock.  The obligations of Purchasers to purchase and pay for the Preferred Stock at the Subsequent Closing are subject to satisfaction or waiver of each of the following conditions precedent:

(a)           Representations and Warranties; Covenants.

(i)            The representations and warranties of the Company set forth in this Agreement shall have been true and correct as of the Initial Closing (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) (A) in the case of the representations and warranties of the Company set forth in Section 3.02, where the failure to be true and correct, individually or in the aggregate, is not material and (B) in the case of the other representations and warranties of the Company in this Agreement (other than Section 3.07(b)), where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect; and (iii) to the extent such representations and warranties are true and correct as of the Subsequent Closing Date as though made on and as of such date); and

(ii)           the Company shall have performed in all material respects all obligations and complied with all covenants required hereunder to be performed by it at or prior to the Subsequent Closing.

(b)           Company Certificate.  The Company shall have delivered to Purchasers a certificate, dated the Subsequent Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 7.01(a) have been satisfied to the best knowledge of the officer executing the same.

(c)           Control Determinations.  Purchasers shall have received from the OTS and any other appropriate Banking Authority written confirmations, reasonably satisfactory to Purchasers in their reasonable good faith judgment that no Purchaser nor any of their Affiliates shall be deemed to “control” the Company or UFSB for applicable regulatory purposes and such confirmations shall have been provided without Purchasers or any of their Affiliates being subject to any of the restrictions or other obligations described in Section 6.10(d).

(d)           HSR Act.  The waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(e)           No Adverse Law, Action or Decision or Injunction.  There shall be no law, statute, decree, order, rule, injunction or regulation of, and no action, suit, investigation or proceeding brought by, a Governmental Entity of competent jurisdiction that makes consummation of the Transactions illegal or otherwise seeks to restrain, enjoin or prevent the consummation of the Transactions.

(f)            Certificate of Designations.  The Series B Certificate of Designations shall have been duly filed with the Secretary of State of Delaware.

(g)           Share Listing.  All of the shares of Company Common Stock issuable upon conversion of the Preferred Stock shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(h)           Opinion of Counsel.  Purchasers shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, a written opinion dated as of the Subsequent Closing Date and addressed to Purchasers which shall be in the form attached hereto as Exhibit C-2.

Section 7.02.       Conditions of Sale.  The obligation of the Company to sell the Preferred Stock at the Subsequent Closing is subject to satisfaction or waiver of each of the following conditions precedent:

(a)           Representations and Warranties; Covenants.  The representations and warranties of Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Initial Closing (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects only as of such specific date), and Purchasers shall have performed in all material respects all obligations and complied in all material respects with all covenants required hereunder to be performed by it at or prior to the Subsequent Closing.

(b)           Purchasers’ Certificate.  An executive officer of each Purchaser shall have delivered to the Company a certificate, dated the Subsequent Closing Date, to the effect that the condition set forth in Section 7.02(a) has been satisfied to the best knowledge of the officer executing the certificate.

(c)           HSR Act.  The waiting period applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated.

(d)           No Adverse Action or Decision or Injunction.  There shall be no law, statute, decree, order, rule, injunction or regulation of, and no action, suit, investigation or proceeding brought by, a Governmental Entity of competent jurisdiction that makes consummation of the Transactions illegal or otherwise seeks to restrain, enjoin or prevent the consummation of the Transactions.

ARTICLE VIII

Termination

Section 8.01.       Termination.  The parties’ obligations to effect the Subsequent Closing may be terminated on or at any time prior to the Subsequent Closing:

(a)           by the mutual written consent of Purchasers and the Company;

(b)           by Purchasers pursuant to notice in the event of a breach or failure on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 7.01(a) not to be satisfied and (ii) shall not have been cured within 20 days following receipt by the Company of written notice of such breach or failure to perform from Purchasers;

(c)           by the Company pursuant to notice in the event of a breach or failure on the part of Purchasers set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Sections 7.02(a) not to be satisfied and (ii) shall not have been cured within 20 days following receipt by Purchasers of written notice of such breach or failure to perform from the Company;

(d)           by either the Company or Purchasers if the Subsequent Closing shall not have occurred on or prior to December 21, 2008 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Subsequent Closing; or

(e)           by Purchasers, if Purchasers shall been advised by the OTS or any other Banking Authority that Purchasers will not receive the confirmation described in Section 7.01(c).

Section 8.02.       Effect of Termination.  In the event of the termination of the parties’ obligations to effect the Subsequent Closing as provided in Section 8.01 hereof, Section 5.01(a) and any of the other terms of the Agreement expressly and solely relating to the Subsequent Closing shall forthwith become void and of no further force and effect except that no such termination shall relieve any party hereto from any liability for any knowing or intentional breach of such terms.

ARTICLE IX

Miscellaneous

Section 9.01.       Survival.  All covenants and agreements shall survive until expiration in accordance with their terms.  Except for the warranties and representations contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04(a), Section 3.20, Section 3.27, Section 4.01, Section 4.02(a) and Section 4.05, which shall survive without limitation, the warranties and representations made herein or in any Ancillary Documents or in any certificates delivered in connection therewith shall survive two years from the date hereof and shall then expire and have no further force or effect, including in respect of Section 9.08.  Notwithstanding the foregoing, any obligation to indemnify and hold harmless pursuant to Section 9.08 shall not terminate with respect to any item as to which any Indemnified Party shall have, before the expiration of the applicable survival period, previously made a claim by delivering a notice of such claim to the Indemnifying Party in accordance with Section 9.08, until the final resolution of such claim.

Section 9.02.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

(a)		If to either Purchaser, to:

such Purchaser
c/o Goldman, Sachs & Co.
85 Broad Street, 10th Floor
New York, New York 10004
	Attention:	Henry Cornell
Stuart A. Katz
Fax: (212) 357-5505

With copies to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
	Attention:	Christopher E. Austin
Benet J. O’Reilly
Fax: (212) 225-3999

(b)		If to the Company, to:

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199
Attention: Peter B. Tarr, Chairman of the Board of Directors
Fax: (617) 638-2161

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
	Attention:	Susan W. Murley
Jay E. Bothwick
Fax: (617) 526-5000

or to such other address or addresses as shall be designated in writing.  All notices shall be effective when received.

Section 9.03.       Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement, the Confidentiality Agreement, the Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the Transactions, and, other than as set forth in Section 9.08(d) and Section 9.09, are not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.  Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.  No investigation by Purchasers or the Company prior to or after the date hereof shall stop or limit Purchasers from exercising any right hereunder or be deemed to be a waiver of any such right.

Section 9.04.       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same documents.

Section 9.05.       Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

Section 9.06.       Public Announcements.  The Company shall issue the press release attached hereto as Exhibit D as soon as practicable following the execution of this Agreement.  Subject to each party’s disclosure obligations imposed by law and notwithstanding any provision to the contrary contained in the Confidentiality Agreement, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the

Transactions, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto.

Section 9.07.       Expenses.  Upon the occurrence of the Initial Closing, and from time to time afterwards in connection with the Transactions and as requested by Purchasers, the Company will reimburse Purchasers for all reasonable, documented, out-of-pocket expenses (including reasonable fees and expenses of legal counsel and accounting consultants) incurred by Purchasers in connection with this Agreement, the Ancillary Documents and the Transactions (including Purchasers’ due diligence review of the Company and the negotiation of all definitive documentation entered into in connection with the Transactions) up to a maximum reimbursement of $7 million; provided, that, prior to the occurrence of the Subsequent Closing, Company shall not be obligated to reimburse Purchasers for more than 28.5% of such expenses.

Section 9.08.       Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Purchaser, each Affiliate of each Purchaser and each of the respective officers, directors, partners, members, employees and agents of the foregoing in their respective capacities as such (the “Purchaser Indemnitees”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, damages, losses, deficiencies, liabilities, penalties, fines, interest, costs, judgments, amounts paid in settlement (subject to Section 9.08(d) below) and expenses (including, without limitation, the costs and expenses of any litigations, actions, judgments and settlements related thereto, and the reasonable costs and expenses of attorneys and accountants incurred in the investigation or defense thereof or the enforcement of rights hereunder) (collectively, “Loss”) arising out of or resulting from (i) subject to the provisions set forth in Section 9.08(c) and Section 9.08(d), any inaccuracy in or breach of the representations or warranties made by the Company in this Agreement or any Ancillary Document, (ii) any breach of or failure to comply with the covenants and agreements of the Company or any of its Subsidiaries under this Agreement or any Ancillary Document and (iii) any action, claim, suit, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other Person (other than the Company or any Purchaser Indemnitee) against or involving a Purchaser Indemnitee relating to the execution and delivery of this Agreement and the Ancillary Documents or the performance by the parties of their obligations hereunder and thereunder or the consummation of the Transactions (excluding, in the case of clause (iii), any Losses to the extent directly attributable to the acts, errors or omissions on the part of Purchasers, but not including the Transactions).

(b)           Each Purchaser agrees to indemnify and hold harmless the Company, each Affiliate of Company and each of their respective officers, directors, partners, members, employees and agents in their respective capacities of the foregoing as such (the “Company Indemnitees”), to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (i) subject to the provisions set forth in Section 9.08(e), any inaccuracy in or breach of the representations or warranties made by Purchasers in this Agreement or any Ancillary Document and (ii) any breach of or failure to comply with the covenants and agreements of Purchasers under this Agreement or any Ancillary Document.

(c)           For purposes of the indemnity contained in Section 9.08(a)(i), the Company Material Adverse Effect and other materiality (or correlative meaning) qualifications included in the representations and warranties contained herein (other than in Section 3.07(b)) shall have no effect on any provisions in this Section 9.08 concerning the indemnities of the Company with respect to such representations and warranties, each of which representations and warranties shall be read as though there were no Company Material Adverse Effect or other materiality qualification for purposes of such indemnities.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, except in the case of fraud, the Purchaser Indemnitees shall not make a claim against the Company for indemnification under Section 9.08(a)(i) (not including indemnification for breaches of the representations and warranties made by the Company in Section 3.02 with respect to the outstanding securities of the Company) for Losses unless and until the aggregate amount of Losses under Section 9.08(a)(i) (not including indemnification for breaches of the representations and warranties made by the Company in Section 3.02 with respect to the outstanding securities of the Company) exceeds $1.5 million prior to the Subsequent Closing and $5 million thereafter (the “Deductible”) and then the Purchaser Indemnitees shall be entitled to indemnification for all Losses in excess of the Deductible.  The aggregate amount of Purchaser Losses for which the Company is obligated to indemnify the Purchaser Indemnitees in respect of claims under Section 9.08(a)(i) shall not exceed $28.5 million prior to the Subsequent Closing and $100 million thereafter (the “Cap”).

(e)           Notwithstanding anything to the contrary set forth in this Agreement, except in the case of fraud, the Company Indemnitees shall not make a claim against Purchasers for indemnification under Section 9.08(b)(i) for Losses unless and until the aggregate amount of Losses under Section 9.08(b)(i) exceeds the Deductible and then the Company Indemnitees shall be entitled to indemnification for all Losses in excess of the Deductible.  The aggregate amount of Losses for which Purchasers are obligated to indemnify the Company Indemnitees in respect of claims under Section 9.08(b)(i) shall not exceed the Cap.

(f)            A party obligated to provide indemnification under this Section 9.08 (an “Indemnifying Party”) shall reimburse the indemnified parties of the other party (the “Indemnified Parties”) for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not an Indemnified Party is a party thereto.  If an Indemnified Party makes a claim under this Section 9.08 for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

(g)           An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9.08 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any fees and out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate reasonably in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(h)           The obligations of the Indemnifying Party under this Section 9.08 shall survive the transfer, redemption or conversion of the Purchased Securities, or the closing or termination of this Agreement and any Ancillary Document, or the Transactions.  The indemnity contained in this Section 9.08 shall be the sole and exclusive monetary remedy of Indemnified Parties for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud by the other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any lost profits, consequential damages or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof (unless arising from a claim by a third party).  The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought against any Indemnified Party.

(i)            The amount the Indemnifying Party shall pay to the Indemnified Party with respect to a claim made pursuant to this Section 9.08 shall be an amount equal to the Loss incurred by the Indemnified Party with respect to such claim, after giving effect to any taxes payable by the Indemnified Party on receipt of any indemnification hereunder with respect to such claim and any tax benefit actually realizable (including deductions) by the Indemnified Party with respect to such claim for tax purposes.

(j)            As a protection to Purchasers against the existence of issued shares or other securities of the Company not disclosed in Section 3.02(a), in the event that, at any time after the Initial Closing, the representation and warranty set forth in the last sentence of Section 3.02(a) is determined not to have been true and correct, the Company shall issue to Purchasers, at the Subsequent Closing or, if such determination is made thereafter, promptly following such determination, at no cost to Purchasers, an additional amount of Preferred Stock such that, if such issuance of additional Preferred Stock had been made under this Agreement, such representation and warranty would have been true and accurate in all respects.

(k)           Notwithstanding anything to the contrary in this Section 9.08, if and to the extent any Ancillary Document provides for indemnification with respect to matters for which indemnity is provided by Section 9.08(a) or Section 9.08(b) of this Agreement, the indemnity provisions of such Ancillary Document shall govern and control.

Section 9.09.       Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that, subject to applicable law, each Purchaser may assign any or all of its rights under this Agreement to any of its Affiliates, including GS Capital Partners VI Parallel, LP, but no such assignment shall relieve such Purchaser of its obligations hereunder.  For the avoidance of doubt, none of the covenants or obligations of Purchasers hereunder shall be binding on any other Person, and no such Person shall be entitled to any of Purchasers’ rights hereunder (other than under Section 9.08(d)), solely as a result of the transfer of any of the Purchased Securities.

Section 9.10.       Remedies; Waiver.  To the extent permitted by law, all rights and remedies existing under this Agreement or any Ancillary Documents are cumulative to, and are exclusive of, any rights or remedies otherwise available under applicable law.  No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Section 9.11.       Consent to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, any of the Ancillary Documents or the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, any of the Ancillary Documents or the Transactions in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the Transactions.

Section 9.12.       Severability.  If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party.  In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof.  To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 9.13.       Headings.  The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 9.14.       Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Federal or state court located in the Borough of Manhattan in the City of New York, New York, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.15.       Use of the Company’s Name and Logo.  The Company grants Purchasers permission to use the Company’s name and logo in Purchasers’ or their Affiliates’ marketing materials.  Purchasers or their Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 9.16.       Disclosure Schedules.  The Company Disclosure Schedule shall each be arranged in sections corresponding to the numbered sections contained in Article III and the disclosure in any section shall qualify (a) the corresponding section in Article III and (b) the other sections in Article III to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.  The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or is reasonably likely to result in a Company Material Adverse Effect, or is outside the Ordinary Course of Business.

Section 9.17.       Arm’s Length Transactions.  This Agreement and the Transactions have been negotiated and entered into by the parties on an arms-length basis, and the Company expressly acknowledges and agrees that no Purchaser nor any of their Affiliates is, or has acted in any capacity as, an advisor to the Company in connection with this Agreement or the Transactions.

Section 9.18.          No Presumption.  If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement or any Ancillary Document, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement or any Ancillary Document was prepared by or at the request of a particular party or its counsel.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

GS PARTHENON A, L.P.

By: GSCP VI Advisors, L.L.C. its General Partner

By:	/s/ Stuart A. Katz
Name: Stuart A. Katz
Title: Managing Director

GS PARTHENON B, L.P.

By: GSCP VI Advisors, L.L.C. its General Partner

By:	/s/ Stuart A. Katz
Name: Stuart A. Katz
Title: Managing Director

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Peter B. Tarr
Name: Peter B. Tarr
Title: Chairman and General Counsel

EXHIBIT A-1

CERTIFICATE OF DESIGNATIONS

OF

SERIES A NON-VOTING CONVERTIBLE

PREFERRED STOCK

OF

THE FIRST MARBLEHEAD CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The First Marblehead Corporation, a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the “Board”) at a meeting duly called and held on December 21, 2007 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board by the Restated Certificate of Incorporation, the Board does hereby designate, create, authorize and provide for the issuance of a series of preferred stock having a par value of $0.01 per share, with a stated value of $1,000 per share (the “Stated Value”) and a liquidation preference of $0.01 per share, which shall be designated as Series A Non-Voting Convertible Preferred Stock (the “Preferred Stock”), consisting of 58,900 shares of Preferred Stock having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

1.             Ranking.  The Preferred Stock shall rank junior to all other series of the Company’s preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

2.             Proportional Adjustment.  So long as any shares of the Preferred Stock remain outstanding, in the event the Company (a) declares any dividend on shares of the common stock,

par value $0.01 per share, of the Company (the “Common Stock”) payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines the outstanding Common Stock into a smaller number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Preferred Stock.

3.             Dividends.  So long as any shares of the Preferred Stock remain outstanding, if the Company makes any dividend or distribution of cash, securities (including, but not limited to, rights, warrants, options or evidences of indebtedness) or properties or assets on shares of Common Stock, then the Company shall simultaneously declare and pay a dividend or distribution on shares of Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (or if no record date is established, at the date such dividend or distribution is declared).

4.             Conversion Rights.

(a)           Upon the terms and in the manner set forth in this Section 4 and subject to the provisions for adjustment contained in Section 4(e), the shares of Preferred Stock shall be convertible, in whole or in part, at the option of the holders thereof, at any time, upon surrender to the Company of the certificate(s) for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to the aggregate Stated Value of the number of shares of Preferred Stock to be converted divided by the initial conversion price of $11.24, as such price may be adjusted from time to time in accordance with this Section 4 (the “Conversion Price”).

(b)           In order to convert shares of Preferred Stock, the holder thereof shall deliver a properly completed and duly executed written notice of election to convert specifying the number (in whole shares) of shares of Preferred Stock to be converted.  Each holder of Preferred Stock shall (i) deliver a written notice to the Company at its principal office or at the office of the agency which may be maintained for such purpose (each, a “Conversion Agent”) specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, (ii) surrender the certificate for such shares of Preferred Stock to the Company or the Conversion Agent, accompanied, if so required by the Company or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (iii) pay any transfer or similar tax required by Section 4(g).

(c)           (i)            As promptly as practicable after the date (the “Conversion Date”) on which the Company or the Conversion Agent shall have received a written notice of election to convert, a surrendered certificate, any required instrument of transfer and any required payments contemplated by Section 4(g) below (and in no event more than five days after the Conversion Date), the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Preferred Stock have been converted in accordance with the provisions of this Section 4, and any cash payable in respect of fractional shares as provided in Section 4(d).

(ii)           Upon the surrender of a certificate representing shares of Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Preferred Stock equal in number to the unconverted portion of the shares of Preferred Stock represented by the certificate so surrendered.

(iii)          On the Conversion Date, the rights of the holders of the Preferred Stock delivered for conversion shall cease and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Preferred Stock shall be treated for all purposes as having become the beneficial owner of such shares of Common Stock.

(d)           (i)            No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Preferred Stock, the Company shall pay to the holder of such share of Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined in Section 4(d)(ii) below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Preferred Stock so surrendered.

(ii)           For the purposes of Section 4(d), the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive trading days immediately prior to the date in question.  The closing price for each day shall be (A) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on such exchange or (B) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market, (C) if bid and asked prices for the Common Stock on each such day shall not have been reported through The Nasdaq Stock Market, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board, or (D) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board.

(e)           The Conversion Price shall be subject to adjustment as follows:

(i)            If the Company shall issue by reclassification of its shares of Common Stock other securities of the Company, then the Conversion Price in effect immediately prior thereto shall be adjusted so that a holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Preferred Stock would have owned or been entitled to receive after the happening of such reclassification had such shares of Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto.  An adjustment made pursuant to this Section 4(e)(i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event.  Such adjustment shall be made successively.

(ii)           No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this Section 4(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 4(e) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

(iii)          If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such Transaction.  Notwithstanding the foregoing, if in such Transaction (A) the holder of Preferred Stock would receive voting stock that, when aggregated with any other voting stock of the successor or purchasing entity beneficially owned by such holder and its affiliates (within the meaning of Rule 405 promulgated under the Securities Act of 1933), would represent more than 9.9% of the outstanding voting stock of the successor or purchasing entity (“Excess Shares”) and (B) the successor or purchasing entity is a savings and loan holding company or a bank holding company, then the Preferred Stock shall remain outstanding as preferred stock of the successor or purchasing entity in the Transaction, with the voting powers, preferences and other rights to which the Preferred Stock was entitled immediately prior to the Transaction.  In connection with any Transaction, lawful provision shall be made so that, except as set forth in this paragraph, the terms of the Preferred Stock (or any stock issued in such transaction in consideration therefor) shall remain substantially unchanged to the extent practicable.  Each holder of shares of Preferred Stock shall, within ten days of any written request sent to such holder’s last address as shown on the stock books of the Company, certify in writing to the Company at its principal executive office whether upon consummation of the Transaction it would have Excess Shares and, in the absence of the receipt by the Company of such a certificate identifying any such Excess Shares, each share of Preferred Stock shall be converted in such Transaction as set forth above.  The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 4(e)(iii).  The provisions of this Section 4(e)(iii) shall similarly apply to successive Transactions.

(iv)          Each share of Preferred Stock that is sold or transferred, whether voluntarily or involuntarily, by any holder to any party other than an affiliate (within the meaning of Rule 405 promulgated under the Securities Act of 1933) of such holder, shall be automatically converted into that number of shares of Common Stock into which each share of Preferred Stock was convertible immediately prior to such sale or transfer, whether or not the certificate representing such share of Preferred Stock has been surrendered for conversion.

(v)           Notwithstanding the provisions of this Section 4(e), the applicable Conversion Price shall not be adjusted upon the issuance of any shares of Common Stock (including upon the exercise of options or rights) or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Company or any of its subsidiaries that is authorized by the Board.

(vi)          For the purposes of this Section 4(e) and Section 4(h), the term “shares of Common Stock” shall mean (A) the Common Stock or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value.  If at any time, as a result of an adjustment made pursuant to Sections 4(e)(i) or (iv) above, the holders of Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this Section 4(e).

(vii)         Notwithstanding the foregoing, in any case in which this Section 4(e) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4(d).

(viii)        If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section 4(e), which in the reasonable opinion of the Board would adversely affect the conversion rights of the holders of

Preferred Stock, the Conversion Price for the Preferred Stock shall be adjusted, to the extent permitted by law, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

(f)            Whenever the Conversion Price is adjusted as herein provided, the chief financial officer of the Company shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.  A copy of such certificate shall be filed promptly with the Conversion Agent.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Preferred Stock at such holder’s last address as shown on the stock books of the Company.

(g)           The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Preferred Stock pursuant to this Section 4; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(h) (i) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting the conversion of Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Preferred Stock.

(ii)           Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

5.             Liquidation, Dissolution and Winding Up.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.01 per share of Preferred Stock, plus the amount of any declared but unpaid dividends thereon as of such date.  After payment to the holders of the Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them.

6.             No Redemption.  The shares of Preferred Stock shall not be redeemable.

7.             Voting Rights.

(a)           Except as expressly provided in this Section 7 or as otherwise required by applicable law or regulation, holders of the shares of Preferred Stock shall have no voting rights.

(b)           So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation) any provision of the Restated Certificate of Incorporation of the Company or this Certificate of Designation (as such resolution may be amended from time to time, the “Certificate of Designation”) if such amendment would increase or decrease the authorized shares of the Preferred Stock, increase or decrease the par value of the shares of the Preferred Stock, or alter or change the powers, preferences or special rights of the shares of the Preferred Stock so as to affect it adversely.

8.             Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate may be amended from time to time) and in the Restated Certificate of Incorporation.

9.             Severability of Provisions.  If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

10.           Reissuance of Preferred Stock.  Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

11.           Mutilated or Missing Preferred Stock Certificates.  If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

12.           Fractional Shares.  The Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Peter B. Tarr, Chairman of the Board of Directors of the Company, this 21st day of December 2007.

THE FIRST MARBLEHEAD CORPORATION

By:
Name:	Peter B. Tarr
Title:	Chairman of the Board

EXHIBIT A-2

CERTIFICATE OF DESIGNATIONS

OF

SERIES B NON-VOTING CONVERTIBLE

PREFERRED STOCK

OF

THE FIRST MARBLEHEAD CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The First Marblehead Corporation, a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the “Board”) at a meeting duly called and held on December 21, 2007 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board by the Restated Certificate of Incorporation, the Board does hereby designate, create, authorize and provide for the issuance of a series of preferred stock having a par value of $0.01 per share, with a stated value of $1,000 per share (the “Stated Value”) and a liquidation preference of $0.01 per share, which shall be designated as Series B Non-Voting Convertible Preferred Stock (the “Preferred Stock”), consisting of 200,695 shares of Preferred Stock having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

1.             Ranking.  The Preferred Stock shall rank junior to all other series of the Company’s preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

2.             Proportional Adjustment.  So long as any shares of the Preferred Stock remain outstanding, in the event the Company (a) declares any dividend on shares of the common stock,

par value $0.01 per share, of the Company (the “Common Stock”) payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines the outstanding Common Stock into a smaller number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Preferred Stock.

3.             Dividends.  So long as any shares of the Preferred Stock remain outstanding, if the Company makes any dividend or distribution of cash, securities (including, but not limited to, rights, warrants, options or evidences of indebtedness) or properties or assets on shares of Common Stock, then the Company shall simultaneously declare and pay a dividend or distribution on shares of Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (or if no record date is established, at the date such dividend or distribution is declared).

4.             Conversion Rights.

(a)           Upon the terms and in the manner set forth in this Section 4 and subject to the provisions for adjustment contained in Section 4(e), the shares of Preferred Stock shall be convertible, in whole or in part, at the option of the holders thereof, at any time, upon surrender to the Company of the certificate(s) for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to the aggregate Stated Value of the number of shares of Preferred Stock to be converted divided by the initial conversion price of $15.00, as such price may be adjusted from time to time in accordance with this Section 4 (the “Conversion Price”).

(b)           In order to convert shares of Preferred Stock, the holder thereof shall deliver a properly completed and duly executed written notice of election to convert specifying the number (in whole shares) of shares of Preferred Stock to be converted.  Each holder of Preferred Stock shall (i) deliver a written notice to the Company at its principal office or at the office of the agency which may be maintained for such purpose (each, a “Conversion Agent”) specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, (ii) surrender the certificate for such shares of Preferred Stock to the Company or the Conversion Agent, accompanied, if so required by the Company or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (iii) pay any transfer or similar tax required by Section 4(g).

(c)           (i)            As promptly as practicable after the date (the “Conversion Date”) on which the Company or the Conversion Agent shall have received a written notice of election to convert, a surrendered certificate, any required instrument of transfer and any required payments contemplated by Section 4(g) below (and in no event more than five days after the Conversion Date), the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance

2

thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Preferred Stock have been converted in accordance with the provisions of this Section 4, and any cash payable in respect of fractional shares as provided in Section 4(d).

(ii)           Upon the surrender of a certificate representing shares of Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Preferred Stock equal in number to the unconverted portion of the shares of Preferred Stock represented by the certificate so surrendered.

(iii)          On the Conversion Date, the rights of the holders of the Preferred Stock delivered for conversion shall cease and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Preferred Stock shall be treated for all purposes as having become the beneficial owner of such shares of Common Stock.

(d)           (i)            No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Preferred Stock, the Company shall pay to the holder of such share of Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined in Section 4(d)(ii) below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Preferred Stock so surrendered.

(ii)           For the purposes of Section 4(d), the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive trading days immediately prior to the date in question.  The closing price for each day shall be (A) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on such exchange or (B) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market, (C) if bid and asked prices for the Common Stock on each such day shall not have been reported through The Nasdaq Stock Market, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board, or (D) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board.

(e)           The Conversion Price shall be subject to adjustment as follows:

3

(i)            If the Company shall issue by reclassification of its shares of Common Stock other securities of the Company, then the Conversion Price in effect immediately prior thereto shall be adjusted so that a holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Preferred Stock would have owned or been entitled to receive after the happening of such reclassification had such shares of Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto.  An adjustment made pursuant to this Section 4(e)(i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event.  Such adjustment shall be made successively.

(ii)           No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this Section 4(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 4(e) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

(iii)          If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such Transaction.  Notwithstanding the foregoing, if in such Transaction (A) the holder of Preferred Stock would receive voting stock that, when aggregated with any other voting stock of the successor or purchasing entity beneficially owned by such holder and its affiliates (within the meaning of Rule 405 promulgated under the Securities Act of 1933), would represent more than 9.9% of the outstanding voting stock of the successor or purchasing entity (“Excess Shares”) and (B) the successor or purchasing entity is a savings and loan holding company or a bank holding company, then the Preferred Stock shall remain outstanding as preferred stock of the successor or purchasing entity in the Transaction, with the voting powers, preferences and other rights to which the Preferred Stock was entitled immediately prior to the Transaction.  In connection with any Transaction, lawful provision shall be made so that, except as set forth in this paragraph, the terms of the Preferred Stock (or any stock issued in such transaction in consideration therefor) shall remain substantially unchanged to the extent practicable.  Each holder of shares of Preferred Stock shall, within ten days of any written request sent to such holder’s last address as shown on the stock books of the Company, certify in writing to the Company at its principal executive office whether upon consummation of the Transaction it would have Excess Shares and, in the absence of the receipt by the

4

Company of such a certificate identifying any such Excess Shares, each share of Preferred Stock shall be converted in such Transaction as set forth above.  The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 4(e)(iii).  The provisions of this Section 4(e)(iii) shall similarly apply to successive Transactions.

(iv)          Each share of Preferred Stock that is sold or transferred, whether voluntarily or involuntarily, by any holder to any party other than an affiliate (within the meaning of Rule 405 promulgated under the Securities Act of 1933) of such holder, shall be automatically converted into that number of shares of Common Stock into which each share of Preferred Stock was convertible immediately prior to such sale or transfer, whether or not the certificate representing such share of Preferred Stock has been surrendered for conversion.

(v)           Notwithstanding the provisions of this Section 4(e), the applicable Conversion Price shall not be adjusted upon the issuance of any shares of Common Stock (including upon the exercise of options or rights) or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Company or any of its subsidiaries that is authorized by the Board.

(vi)          For the purposes of this Section 4(e) and Section 4(h), the term “shares of Common Stock” shall mean (A) the Common Stock or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value.  If at any time, as a result of an adjustment made pursuant to Sections 4(e)(i) or (iv) above, the holders of Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this Section 4(e).

(vii)         Notwithstanding the foregoing, in any case in which this Section 4(e) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4(d).

(viii)        If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section 4(e), which in the reasonable opinion of the Board would adversely affect the conversion rights of the holders of Preferred Stock, the Conversion Price for the Preferred Stock shall be adjusted, to the extent permitted by law, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

5

(f)            Whenever the Conversion Price is adjusted as herein provided, the chief financial officer of the Company shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.  A copy of such certificate shall be filed promptly with the Conversion Agent.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Preferred Stock at such holder’s last address as shown on the stock books of the Company.

(g)           The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Preferred Stock pursuant to this Section 4; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(h) (i) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting the conversion of Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Preferred Stock.

(ii)           Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

5.             Liquidation, Dissolution and Winding Up.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.01 per share of Preferred Stock, plus the amount of any declared but unpaid dividends thereon as of such date.  After payment to the holders of the Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Stock in proportion to the shares of Common Stock then held by them and the shares

6

of Common Stock which they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them.

6.             No Redemption.  The shares of Preferred Stock shall not be redeemable.

7.             Voting Rights.

(a)           Except as expressly provided in this Section 7 or as otherwise required by applicable law or regulation, holders of the shares of Preferred Stock shall have no voting rights.

(b)           So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation) any provision of the Restated Certificate of Incorporation of the Company or this Certificate of Designation (as such resolution may be amended from time to time, the “Certificate of Designation”) if such amendment would increase or decrease the authorized shares of the Preferred Stock, increase or decrease the par value of the shares of the Preferred Stock, or alter or change the powers, preferences or special rights of the shares of the Preferred Stock so as to affect it adversely.

8.             Exclusion of Other Rights.  Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate may be amended from time to time) and in the Restated Certificate of Incorporation.

9.             Severability of Provisions.  If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

10.           Reissuance of Preferred Stock.  Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as

7

part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

11.           Mutilated or Missing Preferred Stock Certificates.  If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

12.           Fractional Shares.  The Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of Preferred Stock.

8

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Peter B. Tarr, Chairman of the Board of Directors of the Company, this 21st day of December 2007.

THE FIRST MARBLEHEAD CORPORATION

By:
Name:	Peter B. Tarr
Title:	Chairman of the Board

9

EXHIBIT B

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated  Registration Rights Agreement dated as of December 21, 2007 (the “Agreement”) is entered into by and among The First Marblehead Corporation, a Delaware corporation (the “Company”), GS Parthenon A, L.P., a Delaware limited partnership (“GSA”), GS Parthenon B, L.P., a Delaware limited partnership (“GSB” and, together with GSA, the “GS Entities”), and the individuals and entities listed on Exhibit A attached hereto (excluding the GS Entities, the “Original Holders” and, together with the GS Entities, the “Holders”).

RECITALS

A.            The Company and the Original Holders that continue to hold Registrable Shares desire to amend the Registration Rights Agreement dated as of November 3, 2004 (the “Original Agreement”) by and among the Company and the Original Holders.

B.            This Agreement amends the Original Agreement in accordance with the provisions of Section 4.6 of the Original Agreement.

C.            The Company and the Holders deem it in their respective best interests to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.             Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliated Party” means, with respect to any Holder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Holder, including, without limitation, any general partner, officer or director of such Holder and any entity now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Holder; provided, that no Holder shall be deemed an Affiliate of the Company or any Company Subsidiary for purposes of this Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $.01 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

1

“Company Sale” means a merger or consolidation in which the Company is a constituent party and is not the surviving or resulting corporation, except in the case of any such merger or consolidation involving the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50 percent by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

“Company Subsidiary” means any corporation, partnership, securitization trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50 percent of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50 percent of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“GS Entity” has the meaning ascribed to it in the introductory paragraph hereto.

“GSA” has the meaning ascribed to it in the introductory paragraph hereto.

“GSB” has the meaning ascribed to it in the introductory paragraph hereto.

“Holder” has the meaning ascribed to it in the introductory paragraph hereto.

“Initiating Holders” means the Holders initiating a request for registration pursuant to Section 2.1(a).

“Investment Agreement” means the Investment Agreement, dated as of the date hereof, between the Company and the GS Entities.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Shares.

“Original Agreement” has the meaning ascribed to it in the recitals hereto.

“Original Holder” has the meaning ascribed to it in the introductory paragraph hereto.

“Other Holders” means holders of securities of the Company (other than the Holders) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

2

“Other Shares” has the meaning ascribed to it in Section 2.1(c).

“Person” shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder), joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, any Issuer Free Writing Prospectus related thereto, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Shares” means (a) the shares of Common Stock held as of the date hereof or subsequently acquired by the Holders, (b) the shares of Common Stock into which any securities held as of the date hereof or subsequently acquired by the Holders are convertible or exerciseable, and (c) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) upon any transfer in any manner to a person or entity that is not entitled, pursuant to Section 3, to the rights under this Agreement or (iii) at such time as they become eligible for sale pursuant to Rule 144(k) under the Securities Act.

“Registration Expenses” has the meaning ascribed to it in Section 2.5(b).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Holder owning Registrable Shares included in a Registration Statement.

2.            Registration Rights.

2.1          Required Registrations.

(a)           At any time, a Holder or Holders holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or any successor form relating to secondary offerings) of Registrable Shares either (i) having an aggregate value of at least $50,000,000 (based on the public market price on the date of such request) or (ii) totaling no less than 5,000,000 Registrable Shares, provided that the Company is under no obligation to effect a registration requested by the GS Entities prior to June 21, 2008.  To the extent the Company is a

3

well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3.  The Holders requesting that the Company effect the registration are referred to herein as the “Initiating Holders.”

(b)           Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Holders.  Such Holders shall have the right, by giving written notice to the Company within 10 days after receipt of such notice from the Company, to elect to have included in such registration such number of Registrable Shares as such Holders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(c), provided that the Company is under no obligation to include in a registration statement filed pursuant to this Section 2.1 Registrable Shares held by the GS Entities prior to June 21, 2008.  In the event that the Company does not receive a written notice of election from a Holder within such 10-day period, such Holder will have waived its right to have any Registrable Shares included in such registration.  At the end of such 10-day period, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares that the Company has been requested to so register; provided, however, the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(c)           If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a), and the Company shall include such information in its written notice referred to in Section 2.1(b).  In such event, (i) the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder’s participation in such underwriting on the terms set forth herein, and (ii) all Holders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 2.4 below.  The Holders of a majority of the Registrable Shares participating in such underwritten offering shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a), provided, that such managing underwriter(s) are reasonably acceptable to the Company.  If any Holder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Holder may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting.  If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwriting shall be allocated among all Holders requesting registration pro rata, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a).  If any Holder would thus be entitled to include more Registrable Shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata in the manner described in the preceding sentence.

4

If the Company desires that any other officers or directors of the Company holding securities of the Company be included in any registration for an underwritten offering requested pursuant to this Section 2.1(c) or if Other Holders request such inclusion, the Company may include the securities of such officers, directors and Other Holders (such securities, “Other Shares”) in such registration and underwriting on the terms set forth herein applicable to the Holders; provided, that all Registrable Shares requested for inclusion by Holders in such registration are being included, and provided further that if either of the GS Entities are included in the Other Holders, the Company will be under no obligation to include Registrable Shares of either such entity in such registration and underwriting prior to June 21, 2008.  If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of Other Shares to be underwritten, the Other Shares shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and shall be allocated pro rata, as nearly as practicable, to the respective number of Other Shares held by such officers and directors and Other Holders on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a).  If any such officers and directors and Other Holders would thus be entitled to include more shares than such stockholder requested to be registered, the excess shall be allocated among the other participating officers and directors and Other Holders pro rata in the manner described in the preceding sentence.  If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(d)           The Company shall not be required to effect more than four registrations pursuant to Section 2.1(a); provided, that notwithstanding any other provisions in this Agreement, the GS Entities shall be entitled to request that the Company effect no fewer than two registrations pursuant to Section 2.1(a).  For purposes of this Section 2.1(d), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company that is made known to the Holders after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4) and has remained effective for 360 days (or such shorter period as all the Registrable Shares included in such registration have actually been sold thereunder).  In addition, if within 60 days after it has become effective, the offering of Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not counted unless prior to such interference more than 66⅔% of the Registrable Shares included in such registration statement have actually been sold thereunder.  For purposes of this Section 2.1(d), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50 percent of the total number of Registrable Shares that Holders have requested to be included in such Registration Statement are so included.

(e)           Not more than once in any 12-month period, the Company may postpone for a reasonable period, not to exceed an aggregate of 90 days, the filing or the effectiveness of a Registration Statement pursuant to Section 2.1(a), if the Company determines reasonably and in

5

good faith that such filing would have a material adverse effect on any proposal or plan by the Company to engage in any significant transaction; provided, that in such event the Initiating Holders will be entitled to withdraw such request and, if such request is withdrawn, such request will not count as a registration request for purposes of Section 2.1(d) above. The Company may postpone for up to 45 days the filing or the effectiveness of a Registration Statement requested pursuant to Section 2.1(a) for the purpose of preparing audited financial statements, if such statements are required for such registration.

2.2          Incidental Registrations.

(a)           Subject to Section 2.2(b), each time the Company shall determine to file a Registration Statement under the Securities Act in connection with the proposed offer and sale for cash of any equity securities (other than (i) debt securities that are convertible into equity securities and (ii) shares of Common Stock (A) to be issued solely in connection with the acquisition of any Person or the assets of any Person, (B) issuable upon the exercise of grants under stock-based incentive plans, or (C) issuable pursuant to employee benefits plans, including employee stock purchase plans) either by it or by any holders of its outstanding equity securities (a “Requesting Holder”), the Company will give prompt written notice of its determination to each Holder and of such Holder’s rights under this Section 2.2(a), at least ten (10) days prior to the anticipated filing date of such Registration Statement.  Upon the written request of each Holder made within five (5) days after the receipt of any such notice from the Company (which request shall specify the Registrable Shares intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been so timely requested to register by the Holders thereof (provided that the Company will be under no obligation to include in such registration statement filed pursuant to this Section 2.2(a) Registrable Shares of the GS Entities prior to June 21, 2008), to the extent required to permit the disposition of the Registrable Shares so to be registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company or the Requesting Holder, as applicable, shall determine for any reason not to proceed with the proposed registration of the securities to be sold by the Company or the Requesting Holder, as applicable, the Company may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten public offering, all Holders of Registrable Shares requesting to be included in the Company’s registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to the Company or the Requesting Holder, as applicable, with such differences, including any with respect to indemnification, as may be customary or appropriate in combined primary and secondary offerings.  No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect registrations upon request pursuant to the terms and subject to the conditions of Section 2.1.  Any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any Registration Statement pursuant to this Section 2.2(a) by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer

6

have any right to include Registrable Shares in the registration as to which such withdrawal has been made.

(b)           If a registration pursuant to this Section 2.2 involves an underwritten public offering and the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of securities to be underwritten, then the Registrable Shares that the Holders have requested to be included in such registration pursuant to Section 2.2(a) shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter and shall be allocated pro rata, as nearly as practicable, among all requesting Holders on the basis of the relative number of Registrable Shares owned by such Holders on the date notice of the registration is provided pursuant to Section 2.2(a).

2.3          Registration Procedures.

(a)           If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i)            file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii)           as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the Prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold;

(iii)          if at any time when a Prospectus relating to the Registrable Shares is required to be delivered under the Securities Act any event shall have occurred as the result of which any such Prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, promptly give written notice thereof to each Holder and the managing underwriter, if any, of such Registrable Shares and prepare and furnish to each such Holder a reasonable number of copies of an amended or supplemental Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)          as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

7

(v)           as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (v) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its certificate of incorporation or by-laws in a manner that the Board of Directors of the Company determines is inadvisable;

(vi)          as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vii)         promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(viii)        promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix)           in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(x)            take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xi)           use its reasonable best efforts to ensure that at the time of pricing of any offering, the disclosure available to investors will includes all of the information required by Sections 12(a)(2) and 17(a)(2) of the Securities Act;

(xii)          notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(xiii)         as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by

8

the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b)           Each Holder of Registrable Shares hereby agrees that, upon receipt of any notice from the Company of the happening of any event of the type described in Section 2.3(a)(iii), such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or related Prospectus until such Holder’s receipt of the copies of the supplemental or amended Prospectus contemplated by Section 2.3(a)(iii), and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice.  In the event the Company shall give any such notice, the period mentioned in Section 2.3(a)(ii) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(a)(iii) and including the date when such Holder shall have received the copies of the supplemental or amended Prospectus contemplated by Section 2.3(a)(iii).  If for any other reason the effectiveness of any Registration Statement filed pursuant to Section 2.1 is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by Section 2.3(a)(ii) so that Registrable Shares may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Shares pursuant to such Registration Statement may be recommenced.

(c)           Each Holder hereby agrees to provide the Company, upon receipt of its request, with such information about such Holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

2.4          Indemnification and Contribution.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act (including any final, preliminary or summary Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or Issuer Free Writing Prospectus related thereto, or any documents incorporated by reference therein), (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary

9

Prospectus in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; provided, that the Company shall not be liable to any particular indemnified party (i) to the extent that any such Loss arises out of or is based upon an untrue statement or omission made in any such Registration Statement or other document in reliance upon and in conformity with information furnished to the Company, in writing, by such indemnified party specifically for use in the preparation thereof, or (ii) to the extent that such Loss arises solely as a result of the use by an indemnified party of a Prospectus after receipt of notice from the Company has been received of the happening of an event described in Section 2.3(a)(iii), as further described in Section 2.3(b) hereof.  This indemnity shall be in addition to any liability the Company may otherwise have.  This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)           Indemnification by the Selling Stockholder.  In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, each underwriter (if any) and each Person who controls the Company or any such underwriter (within the meaning of the Securities Act or the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Selling Stockholder to the Company specifically for use in connection with the preparation of such Registration Statement, Prospectus or supplement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Shares to the Person asserting the claim.  In no event shall the liability of a Selling Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Stockholder under the sale of Registrable Shares giving rise to such indemnification obligation less any amounts paid by such Selling Stockholder pursuant to Section 2.4(d).

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or

10

failure and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person entitled to indemnification hereunder (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person entitled to indemnification hereunder notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Person entitled to indemnification hereunder of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such Person.  If such defense is not assumed by the Person entitled to indemnification hereunder, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.  It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.4(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a Person entitled to indemnification hereunder has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to a Person entitled to indemnification hereunder) between such Person entitled to indemnification hereunder and any other Persons entitled to indemnification hereunder, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)           Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.4 is unavailable to a Person entitled to indemnification hereunder (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 2.4) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the Person entitled to indemnification hereunder as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Person or Persons entitled to indemnification hereunder on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  In connection with any Registration Statement filed with the Commission by the Company, the relative fault of the indemnifying party on the one hand and the Person or Persons entitled to indemnification

11

hereunder on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Person or Persons entitled to indemnification hereunder and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.4(d).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by a Person entitled to indemnification hereunder as a result of the Losses referred to in Section 2.4(a) and Section 2.4(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.4(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Shares giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.4(b).  If indemnification is available under this Section 2.4, the indemnifying parties shall indemnify each Person entitled to indemnification hereunder to the full extent provided in Section 2.4(a) and Section 2.4(b) hereof without regard to the provisions of this Section 2.4(d).  The remedies provided for in this Section 2.4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Person entitled to indemnification hereunder at law or in equity.

(e)           The rights and obligations of the Company and the Selling Stockholders under this Section 2.4 shall survive the termination of this Agreement.

2.5          Allocation of Expenses.

(a)           The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

(b)           The fees, costs and expenses of registration to be borne as provided in Section 2.5(a) shall include, without limitation, all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all Commission and stock exchange registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters, if any, or for the selling Holders, in connection with blue sky qualifications of the Registrable Shares), printing expenses (including expenses of printing certificates for Registrable Shares and Prospectuses), messenger, telephone and delivery

12

expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and “cold comfort” letters required by or incident to such performance and compliance), the fees and disbursements   customarily paid by issuers or sellers of securities (including, without limitation, expenses of the Company relating to “road shows” and other marketing activities), the reasonable fees of one counsel retained in connection with each such registration by the Holders of a majority of the Registrable Shares being registered (such counsel fees not to exceed $150,000 per registration), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Shares by such Holders) (collectively, “Registration Expenses”).

2.6          Other Matters with Respect to Underwritten Offerings.  In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (i) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering, (ii) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement and (iii) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

2.7          Information by Holder.  Each holder of Registrable Shares included in any registration shall (i) furnish to the Company such information regarding such holder and the distribution proposed by such holder and (ii) execute such documents as are customarily executed by selling stockholders in similar transactions, in each case as the Company may reasonably request in writing.

2.8          “Lock-Up” Agreement; Confidentiality of Notices.

(a)           If any registration of Registrable Shares shall be in connection with an underwritten public offering, the Holders agree not to effect any public sale or distribution (except in connection with such public offering), of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), during the 90-day period (or such lesser period as the managing underwriter or underwriters may permit) beginning on the effective date of such registration, if, and to the extent, the managing underwriter of any such offering determines such action is necessary or desirable with respect to such offering, provided that each Holder has received the written notice required by this Agreement.

(b)           If any registration of Registrable Shares shall be in connection with any underwritten public offering, the Company agrees not to effect any public sale or distribution

13

(except in connection with such public offering) of any of its equity securities or of any security convertible into or exchangeable or exercisable for any of its equity securities (in each case other than as part of such underwritten public offering) during the 90-day period (or such lesser period as the managing underwriter or underwriters may permit) beginning on the effective date of such registration, and the Company also agrees to use its best efforts to cause each member of the board of directors and each executive officer of the Company who holds any equity security, or any security convertible into or exchangeable or exercisable for any equity security, of the Company to so agree.

(c)           Any Holder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9          Rule 144 Requirements.  The Company agrees to:

(a)           make and keep current public information about the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

2.10        Termination.  All of the Company’s obligations to register Registrable Shares shall terminate (i) with respect to the Original Holders upon the earliest of (a) November 3, 2009 and (b) the date on which no Holder holds any Registrable Shares or (c) upon a Company Sale, and (ii) with respect to the GS Entities and their Permitted Transferees, upon the earliest of (a) the date on which no GS Entities or Permitted Transferee holds any Registrable Shares or (b) upon a Company Sale; provided, however, that in the event of a Company Sale, to the extent requested by any Holder, the Company shall use reasonable best efforts to cause to be provided to such Holder registration rights substantially similar to those granted to such Holder pursuant to this Agreement with respect to the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

2.11        Subsequent Registration Rights.  The Company agrees that it will not grant to any Person any right to require the Company to register securities under the Securities Act, or to participate as a selling stockholder in any such registration without the prior written consent of (i) Holders whose Registrable Shares represent at least 10 percent, in the aggregate, of the voting power of all shares of Common Stock then outstanding and (ii) Holders holding Registrable Shares representing at least 50 percent of the voting power of all Registrable Shares then held by Holders.

14

2.12        Restrictions on Transfer.  Notwithstanding any other provision of this Agreement, the GS Entities are subject to the restrictions on transfer with respect to Purchased Securities (as defined in the Investment Agreement) set forth in Section 6.07 of the Investment Agreement.

3.            Transfers of Rights.

Upon notice to the Company, a Holder may transfer Registrable Shares voluntarily or by operation of law at any time prior to the receipt of written notice of a proposed registration pursuant to Section 2.1(b), and the transferee of such Registrable Shares shall have no rights or obligations pursuant to this Agreement.  Notwithstanding the foregoing, a Holder may not transfer Registrable Shares voluntarily or by operation of law at any time during the period commencing on the date of receipt of written notice of a proposed registration pursuant to Section 2.1(b) through the earlier of the date of (i) expiration of the lock-up agreement referred to in Section 2.8 relating to such registration or (ii) receipt of written notice from the Company of the withdrawal by the Initiating Holders of their request for such registration, unless any person or entity to which Registrable Shares are to be transferred agrees in writing to be bound by the obligations under Section 2.7 to the same extent as if such transferee were a Holder hereunder.  Each of the GS Entities may assign its rights and obligations hereunder (in whole or in part) to any Person to which such GS Entity transfers its ownership of at least 1,000,000 Registrable Shares (collectively, “Permitted Transferees”) (and any Permitted Transferee may transfer such rights and obligations to any subsequent Permitted Transferee).  Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring GS Entity stating the name and address of any Permitted Transferee and identifying the number of shares of Registrable Shares with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement from such Permitted Transferee to be bound by the applicable terms of this Agreement.

4.            General.

4.1          Goldman Transactions.  Notwithstanding anything to the contrary set forth in this Agreement, none of the provisions of this Agreement shall (i) in any way limit Goldman, Sachs & Co. (“Goldman”) or any of its Affiliates (other than the GS Entities) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business or (ii) apply to Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired by Goldman or any of its Affiliates (other than the GS Entities).

4.2          Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

4.3          Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Holder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

15

4.4          Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

4.5          Notices.  All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, MA  02199, Attention: General Counsel, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA  02109, Attention: Susan W. Murley, Esq.; or

If to a Holder, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Holder to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 4.5.

4.6          Complete Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

4.7           Amendments, Termination and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and (i) Holders holding Registrable Shares representing at least 50 percent of the voting power of all Registrable Shares then held by all Holders and (ii) Original Holders holding Registrable Shares representing at least 50 percent of the voting power of all Registrable Shares then held by Original Holders; provided, that this Agreement shall not be amended without the prior written consent of the GS Entities for so long as the GS Entities hold any Registrable Shares.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination or waiver applies to all Holders in the same fashion.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 4.7 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be

16

deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

4.8           Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

4.9           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

4.10         Section Headings and References.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

17

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

THE FIRST MARBLEHEAD CORPORATION

By:
Name:
Title:

GS ENTITIES

By:
Name:
Title:

By:
Name:
Title:

HOLDERS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

18

Exhibit A

LIST OF HOLDERS

Name and Address

GS Parthenon A, L.P.
85 Broad Street

New York, New York 10004

GS Parthenon B, L.P.
85 Broad Street

New York, New York 10004

The Alexander 2003 Investment Trust
1200 N.  Federal Highway, Suite 307
Boca Raton, FL  33437

Interlaken Investment Partners, L.P.
475 Steamboat Road
Greenwich, CT  06830

The Roxbury Management Company, LLC
c/o The First Marblehead Corporation
230 Park Avenue, 10th Floor
New York, NY  10169

The Daniel M. Meyers 2003 Qualified Annuity Trust
c/o The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, MA  02199

Ralph M. James and Janice A.  James Family Irrevocable Trust
c/o The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, MA  02199

Leslie L. Alexander
1200 N. Federal Highway, Suite 307
Boca Raton, FL  33437

Stephen E. Anbinder
c/o The First Marblehead Corporation
230 Park Avenue, 10th Floor
New York, NY  10169

19

William R. Berkley
c/o Interlaken Investment Partners, L.P.
475 Steamboat Road
Greenwich, CT  06830

Dort A.  Cameron III
c/o The Airlie Group
115 East Putnam Avenue
Greenwich, CT  06830-5643

Ralph M.  James
c/o The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, MA  02199

Daniel Maxwell Meyers
c/o The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, MA  02199

John C. Niles
c/o The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, MA  02199

20

EXHIBIT C-1

+ 1 617 526 6000 (t)

+ 1 617 526 5000 (f)

wilmerhale.com

December 21, 2007

GS Parthenon A, L.P.

GS Parthenon B, L.P.

Re:          The First Marblehead Corporation

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section 2.01(a) of the Investment Agreement, dated as of the date hereof (the “Agreement”), by and among The First Marblehead Corporation, a Delaware corporation (the “Company”), and each of the entities identified in the Agreement as a “Purchaser” (each of whom is named on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”)).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement.  As such counsel, we have examined and are familiar with and have relied upon the following documents:

(a)           the Certificate of Incorporation and By-laws, each as amended to date, of the Company;

(b)           the Certificate of Designations of the Company, as filed with the Secretary of State of the State of Delaware on December 21, 2007 (the “Certificate of Designations”);

(c)           a Certificate of the Secretary of State of the State of Delaware, dated December 20, 2007 attesting to the continued legal existence and corporate good standing of the Company in Delaware (the “Domestic Certificate”);

(d)           the Agreement and the Amended and Restated Registration Rights Agreement dated of even date herewith among the Company and the Purchasers (the “Registration Rights Agreement” and together with the Agreement referred to as the “Transaction Documents”); and

(e)           an Officer’s Certificate from the Company, dated as of the date hereof, attesting to the Company’s charter and by-laws, certain resolutions adopted by the Board of Directors of the Company, the incumbency of certain officers of the Company, and as to certain other matters.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Purchasers and the Company in the Transaction Documents.  We have not attempted to verify independently such facts.  We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

For purposes of this opinion, we have assumed that the Transaction Documents have been duly authorized, executed and delivered by all parties thereto other than the Company, and that all such other parties have all requisite power and authority to effect the transactions contemplated by the Transaction Documents.  We have also assumed that each Transaction Document is the valid and binding obligation of each party thereto other than the Company and is enforceable against such other parties in accordance with its terms.  We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Transaction Documents other than the Company.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles.  We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.  We are expressing no opinion herein as to the enforceability of Section 2.4 of the Registration Rights Agreement. We are expressing no opinion herein with respect to compliance by the Company with state securities or “blue sky” laws, or with any state or federal securities antifraud laws.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of

2

the Transaction Documents on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct or (g) which provides that the terms of the Transaction Documents may not be waived or modified except in writing.

Our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence and good standing of the Company, are based solely on the Domestic Certificate and are limited accordingly, and, as to such matters, our opinions are rendered as of the date of such certificate.  We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinions in paragraph 5 below, we have relied upon representations made by the Purchasers in Article IV of the Agreement, and have assumed (without any independent investigation) the accuracy of such representations.

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts and the State of New York, the Delaware General Corporation Law statute and the federal laws of the United States of America.  To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Transaction Documents will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Company’s Annual Report on Form 10-K for the period ending June 30, 2007.

2.             The shares of Preferred Stock issued in the Initial Closing have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and such shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, will be duly and validly issued, fully paid and non-assessable.  The shares of Company Common Stock into which the shares of Preferred Stock issued in the Initial Closing are convertible at the initial conversion price have been duly authorized or reserved

3

for issuance by all necessary corporate action on the part of the Company; and such shares, when issued and delivered upon conversion of the Preferred Stock in accordance with the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable.

3.             The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Company’s Certificate of Incorporation or By-laws (each as amended to date), or the Delaware General Corporation Law statute, to subscribe for any capital stock of the Company.

4.             The execution and delivery by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.  Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.             The issuance and sale of the shares of Preferred Stock at the Initial Closing pursuant to the Agreement, and the consummation by the Company of the transactions contemplated thereby, will not (a) violate the provisions of any U.S. federal or Massachusetts or New York state law, rule or regulation applicable to the Company or the Delaware General Corporation Law statute; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws, each as amended to date; (c) require that the Company obtain or make any consent, approval, authorization, registration or qualification of or with any U.S. federal or Massachusetts or New York state governmental authority or pursuant to any judgment, decree or order specifically identified in the Company Disclosure Schedule; (d) violate any judgment, decree or order specifically identified in the Company Disclosure Schedule; or (e) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, any agreement to which the Company is a party and which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended June 30, 2007.

This opinion is provided to the Purchasers as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

4

This opinion is rendered only to the Purchasers and is solely for the benefit of the Purchasers in connection with the transactions contemplated by the Transaction Documents.  This opinion may not be relied upon by the Purchasers for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:
Jay E. Bothwick, a Partner

5

Schedule A

GS Parthenon A, L.P.
Goldman Sachs
Attn: Carol Huggard
85 Broad Street - Floor 10
New York, NY 10004

GS Parthenon B, L.P.
Goldman Sachs
Attn: Carol Huggard
85 Broad Street - Floor 10
New York, NY 10004

6

EXHIBIT C-2

+ 1 617 526 6000 (t)

+ 1 617 526 5000 (f)

wilmerhale.com

SUBJECT TO OPINION COMMITTEE REVIEW

December     , 2007

[GS Entities]

Re:          The First Marblehead Corporation

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section 7.01(h) of the Investment Agreement, dated as of December     , 2007 (the “Agreement”), by and among The First Marblehead Corporation, a Delaware corporation (the “Company”), and each of the entities identified in the Agreement as a “Purchaser” (each of whom is named on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”)).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement.  As such counsel, we have examined and are familiar with and have relied upon the following documents:

(a)           the Certificate of Incorporation and By-laws, each as amended to date, of the Company;

(b)           the Certificate of Designations of the Company, as filed with the Secretary of State of the State of Delaware on December 21, 2007 (the “Certificate of Designations”);

(c)           a Certificate of the Secretary of State of the State of Delaware, dated                             , attesting to the continued legal existence and corporate good standing of the Company in Delaware (the “Domestic Certificate”);

(d)           the Agreement and the [Amended and Restated Registration Rights Agreement] dated as of December     , 2007 among the Company and the Purchasers (the “Registration Rights Agreement” and together with the Agreement referred to as the “Transaction Documents”); and

(e)           an Officer’s Certificate from the Company, dated as of the date hereof (the “Officer’s Certificate”), attesting to the Company’s charter and by-laws, certain resolutions adopted by the Board of Directors of the Company, the incumbency of certain officers of the Company, and as to certain other matters.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Purchasers and the Company in the Transaction Documents.  We have not attempted to verify independently such facts.  We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

For purposes of this opinion, we have assumed that the Transaction Documents have been duly authorized, executed and delivered by all parties thereto other than the Company, and that all such other parties have all requisite power and authority to effect the transactions contemplated by the Transaction Documents.  We have also assumed that each Transaction Document is the valid and binding obligation of each party thereto other than the Company and is enforceable against such other parties in accordance with its terms.  We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Transaction Documents other than the Company.

For purposes of this opinion we have assumed that the Board of Directors of the Company has complied with its fiduciary duties in connection with the transactions contemplated by the Transaction Documents.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles.  We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.  We are expressing no opinion herein as to the enforceability of (i) Section 2.4 of the Registration Rights Agreement or (ii) Section 6.12 of the Agreement to the extent it grants to the Purchasers the right to purchase shares of capital stock of the Company from the Company in connection with a public offering of shares by the Company. We are expressing no opinion herein with respect to compliance by the Company with state securities or “blue sky” laws, or with any state or federal securities antifraud laws.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and

2

remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Transaction Documents on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Transaction Documents may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence and good standing of the Company, are based solely on the Domestic Certificate and are limited accordingly, and, as to such matters, our opinions are rendered as of the date of such certificate.  We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinions in paragraph 5 below, we have relied upon representations made by the Purchasers in Article IV of the Agreement, and have assumed (without any independent investigation) the accuracy of such representations.

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.  To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.  We note that the Agreement states that it is governed by New York law and the Registration Rights Agreement states that it is governed by Delaware law.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Transaction Documents will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Company’s Annual Report on Form 10-K for the period ending June 30, 2007.

2.             The shares of Preferred Stock issued in the Subsequent Closing have been duly authorized or reserved for issuance by all necessary corporate action on the part of

3

the Company; and such shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, will be duly and validly issued, fully paid and non-assessable.  The shares of Company Common Stock into which the shares of Preferred Stock issued in the Subsequent Closing are convertible at the initial conversion price have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and such shares, when issued, sold and delivered upon conversion of the Preferred Stock in accordance with the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable.

3.             The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Company’s Certificate of Incorporation or By-laws (each as amended to date), or the Delaware General Corporation Law statute, to subscribe for any capital stock of the Company.

4.             The execution and delivery by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.  Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.             The issuance and sale of the shares of Preferred Stock at the Subsequent Closing pursuant to the Agreement, and the consummation by the Company of the transactions contemplated thereby, will not (a) violate the provisions of any U.S. federal or Massachusetts state law, rule or regulation applicable to the Company or the Delaware General Corporation Law Statute; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws, each as amended to date; (c) require that the Company obtain or make any consent, approval, authorization, registration or qualification of or with any governmental authority or pursuant to any judgment, decree or order specifically identified in the Company Disclosure Schedule; (d) violate any judgment, decree or order specifically identified in the Company Disclosure Schedule; or (e) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, any agreement to which the Company is a party and which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended June 30, 2007.

This opinion is provided to the Purchasers as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or

4

subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered only to the Purchasers and is solely for the benefit of the Purchasers in connection with the transactions contemplated by the Transaction Documents.  This opinion may not be relied upon by the Purchasers for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:
Jay E. Bothwick, a Partner

5

EXHIBIT D

Contact:

Lee Jacobson

Vice President

Investor Relations

617-638-2065

Janice D. Walker

Vice President

Corporate Communications

617-638-2047

News for Immediate Release

First Marblehead Announces Strategic Investment by GS Capital Partners

$260.5 million Cash Equity Commitment; $1 billion Goldman Sachs Warehouse Facility

Investor Conference Call Today at 11:00 A.M.

Boston, MA, December 21, 2007 – The First Marblehead Corporation (NYSE: FMD) today has entered into a definitive agreement with GS Capital Partners (“GSCP”) pursuant to which GSCP will invest up to $260.5 million equal to 19.99% of the shares currently outstanding upon closing of the transaction.

In conjunction with this strategic equity investment, Goldman Sachs has committed to offer the Company a $1 billion warehouse facility that will allow the Company to access a new source of funding for its business. This is a first step in utilizing other funding alternatives to further diversify and strengthen the Company’s business model.

GSCP will invest $59.8 million today to acquire securities convertible into 5.3 million shares of Common Stock at a conversion price of $11.24 per share.  Upon receipt of regulatory clearances and determinations, GSCP will invest up to $200.7 million to acquire additional securities convertible into up to 13.4 million shares of Common Stock, at a conversion price of $15.00 per share.  The convertible securities are non-voting and have no coupon and a nominal liquidation preference. The securities to be acquired by GSCP will, on an as converted basis, represent 16.7% of First Marblehead’s outstanding Common Stock.  GSCP will not hold more than 9.9% of the Company’s voting shares at any time. Under the terms of the agreement, GSCP will have the right to designate one member of the Company’s Board of Directors.  The second step of the transaction is expected to be completed during the Company’s current fiscal year.

“The fundamentals of our business are strong, and we remain encouraged and excited about our growth prospects.  We see strong demand for loans in our second fiscal quarter and continue to believe that private student loans are an important source of college funding.

(more)

“We welcome Goldman Sachs’ equity investment and warehouse financing, and its validation of First Marblehead’s unique business model,” said Jack Kopnisky, Chief Executive Officer and President of First Marblehead.  “Goldman Sachs’ investment and financing provides our Company with additional capital resources to fund our long-term strategy.  In the current market, we plan to continue to focus on prudent credit underwriting.  We believe this will allow us to provide the greatest value to our shareholders, our clients, students and their parents, and to our employees.”

Henry Cornell, a Goldman Sachs Managing Director, COO of Goldman Sachs’ Principal Investment Area and Member of its Investment Committee, said, “GS Capital Partners has a long history of investing globally in financial services companies.  Our investment in First Marblehead represents a long-term commitment and is consistent with our strategy of investing in market leaders with strong business models that should benefit from strategic relationships with Goldman Sachs.  It also highlights our ability to move quickly and provide capital in the current period of market dislocation. We are pleased to support a leading provider of quality products and services exclusively to the private student loan market.”

In order to preserve capital and maximize liquidity in challenging market conditions, First Marblehead’s Board of Directors reviewed its dividend policy and decided to eliminate the regular quarterly cash dividend for the foreseeable future. The payment of dividends on December 21st will continue as previously declared.

First Marblehead also expects to make changes to the assumptions used in estimating the fair value of its service receivables at December 31, 2007.  The Company expects these assumption changes to result in an aggregate pre-tax charge to its service receivables of approximately $170-$185 million or approximately 18-20% of the service receivables as of September 30, 2007. More than half of the adjustment results from estimated changes related to the future cost of variable rate debt and for the discount rate used in estimating the fair value of the service receivables. This adjustment reflects prudent changes in underlying assumptions. The final amount of the adjustment will not be determined until the end of the second fiscal quarter.

First Marblehead will host a conference call for investors today at 11:00 AM (December 21, 2007). Investors and other interested parties are invited to listen to the conference call by dialing (866) 271-5140 in the United States or (617) 213-8893 from abroad (pass code 46257682), or via a simultaneous internet broadcast on the Company’s Web site at www.firstmarblehead.com, under Investors.

A replay will be available on First Marblehead’s Web site for 14 days, beginning shortly after completion of the call. The replay will also be available for 14 days by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from abroad, and entering the pass code 59878360.

First Marblehead was advised by Credit Suisse and WilmerHale LLP. GSCP was advised by Goldman Sachs and Cleary Gottlieb Steen & Hamilton LLP.

Additional information about this transaction will be available in a Current Report on Form 8-K to be filed with the SEC.

(more)

About The First Marblehead Corporation – First Marblehead provides financial solutions that help students achieve their dreams.  The Company helps meet the growing demand for private education loans by providing national and regional financial institutions and educational institutions, as well as businesses and other enterprises, with an integrated suite of design, implementation and securitization services for student loan programs. First Marblehead supports responsible lending for borrowers and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally guaranteed loans before considering private education loans. For more information, go to www.firstmarblehead.com.

About Goldman Sachs & GS Capital Partners – Founded in 1869, Goldman, Sachs & Co. is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1992, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division. Goldman Sachs’ Principal Investment Area has formed 13 investment vehicles aggregating $56 billion of capital raised. GS Capital Partners VI is the current primary investment vehicle for Goldman Sachs to make large, privately negotiated equity investments.

Statements in this press release regarding GSCP’s subsequent acquisition of shares of common stock and convertible securities, and the commitment to a warehouse financing facility for First Marblehead, First Marblehead’s future business growth and financing activities, demand for private student loans, changes in First Marblehead’s performance assumptions and the resulting decrease in its net income, future dividends to be paid on shares of First Marblehead’s common stock, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of December 21, 2007.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: closing conditions to the subsequent investment of GSCP, including favorable regulatory determinations and expiration of applicable antitrust waiting periods; First Marblehead’s success in structuring securitizations or alternative financings; the size, structure and timing of such securitizations or alternative financings; degradation of credit quality or performance of the loan portfolios of the trusts that First Marblehead structures and derogatory actions by rating agencies with respect to securities issued by such trusts;  continued variance between the actual performance of securitization trusts and the key assumptions used to estimate the present value of additional structural advisory fees and residual revenues; First Marblehead’s loan facilitation volumes and relationships with key clients; and the other factors set forth under the caption “Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007.  Important factors that could cause or contribute to differences between the actual performance of the securitization trusts and our key assumptions include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying securitized loan portfolio, capital market receptivity to private student loan asset-backed securities and interest rate trends.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

# # #